UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Marvell Technology, Inc.

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To our Stockholders
May 1, 2025
To our Stockholders:
Fiscal 2025 was a transformative year for Marvell. We delivered $5.77 billion in revenue, driven by 88% year-over-year growth in our data center business. With a record $1.68 billion in operating cash flow, we significantly increased capital returns to our stockholders through stock repurchases and dividends totaling $933 million in aggregate. We also continued to vigorously invest in R&D and other growth initiatives.
Marvell is at the center of a once-in-a-generation opportunity as customers rearchitect their data centers to harness the power of Artificial Intelligence (AI). Over the past two years, AI has become the top priority for our data center customers, reshaping their investment strategies and technology roadmaps. It is a change we anticipated and prepared for, building a leading portfolio of essential data center solutions.
As customers scale their infrastructure to support AI workloads, demand for these solutions — spanning custom compute, interconnects, and switching — has surged. By the fiscal fourth quarter, Marvell’s data center revenue accounted for 75% of our total business, up from about 50% at the start of the year. This increase was primarily driven by AI-related revenue, which accounted for approximately 50% of our total data center revenue in Fiscal 2025, up from less than 10% in Fiscal 2023.
While data center remains our primary growth driver, we also saw a gradual recovery across our multi-market businesses, including carrier and enterprise networking, following a period of inventory correction. These businesses serve large and essential industries, and we expect their positive trajectory to provide additional momentum for Marvell moving forward.
Accelerated Infrastructure for the AI Era
In April 2024, we hosted Accelerated Infrastructure for the AI Era in New York City, bringing together approximately 200 analysts and investors to outline the enormous opportunities ahead of us. Our business leaders detailed how AI is fundamentally reshaping data center architectures, fueling demand for accelerated computing, and more specifically, accelerated infrastructure. Most importantly, we described how Marvell is uniquely positioned to deliver all the critical silicon building blocks for AI infrastructure — including custom compute, interconnect, switching, and emerging opportunities in Active Electrical Cables and PCIe.
While GPUs and other AI accelerators (XPUs) provide the computational power, scaling AI requires seamlessly interconnecting thousands – sometimes tens or even hundreds of thousands – of these processors, with future deployments potentially reaching a million or more. This is where Marvell plays a critical role. Our electro-optics portfolio, which includes our high-speed PAM4 DSPs, TIAs, laser drivers and datacenter interconnect modules lead the market and contribute substantially to Marvell’s AI revenue. Alongside our data center switching, custom compute, and other offerings, we provide a compelling set of solutions for hyperscale cloud customers.
Hyperscale Customer Success
Hyperscalers seek semiconductor partners with the right IP portfolio and expertise to meet their evolving needs. Through organic development and strategic acquisitions, Marvell has, for many years, invested in and proven the success of its leading-edge process designs, critical IP, and packaging technologies. Today, these capabilities are enabling us to deliver custom compute platforms tailored for the world’s most advanced AI-driven workloads.

“Marvell is at the center of a once-in-a-generation opportunity as customers rearchitect their data centers to harness the power of Artificial Intelligence (AI).”

Marvell Technology, Inc. 2025 Proxy Statement

As a testament to the strong progress we’ve made in the past year, we now have custom products in production for all four large U.S. hyperscalers. In December 2024, we expanded our strategic relationship with Amazon Web Services (AWS) with a five-year, multi-generational agreement that includes a broad range of Marvell’s data center semiconductors, spanning custom AI accelerators, optical DSPs, data center interconnect (DCI) optical modules, Ethernet switching silicon, and more. As part of the agreement, Marvell extended its collaboration with AWS for electronic design automation (EDA) in the cloud, strengthening our long-term partnership.
Looking ahead, we see a significant opportunity. At our AI Day in April 2024, we projected Marvell’s total addressable market for data center solutions to reach $75 billion in calendar 2028, growing at a 29% CAGR from calendar 2023, with $43 billion in custom compute. Marvell is uniquely positioned to capture a substantial share of this market by enabling the next generation of custom silicon while leveraging its strengths in interconnect, switching, and storage. Our goal is to double our market share of this data center TAM from 10% in CY23 to 20% in CY28.
Innovating for the Future
Throughout fiscal 2025, we continued to invest in all aspects of our technology platform, including advanced process nodes, electrical and optical SerDes, high-speed die-to-die interconnects, embedded memory, custom high-bandwidth memory (HBM), 2.5D packaging, and silicon photonics. These and other advancements reinforce Marvell’s leadership in custom compute and high-speed interconnects, empowering hyperscalers to scale AI efficiently while addressing the performance and power challenges of next-generation AI workloads.
Marvell continues to advance its custom silicon vision with innovations that address the increasing demands of AI infrastructure. Our recently announced custom HBM architecture is designed to meet the extreme memory bandwidth requirements of AI workloads, enabling faster and more efficient data movement within custom accelerators. Meanwhile, our co-packaged optics technology represents a breakthrough in high-speed connectivity, reducing power consumption and latency by integrating optical interfaces directly into the silicon package.
As the foundation for co-packaged optics systems, we introduced the Marvell 3D Silicon Photonics Engine, which integrates hundreds of optical-communication components into a single device. It delivers twice the bandwidth while significantly reducing power consumption compared to similar devices. We also announced a co-packaged optics architecture designed for future AI accelerators.
Expanding our foundational IP portfolio, we demonstrated the industry's first two-nanometer silicon IP for next-generation AI and cloud infrastructure. Produced on TSMC's two-nanometer process, this working silicon is a critical part of the Marvell platform for developing custom XPUs, CPUs, switches, and other accelerated infrastructure devices.
Organized for Growth
To fully capitalize on the massive opportunity created by AI, we have realigned both our R&D investments and organizational structure. We are now allocating the majority of our R&D to the data center opportunity, with all products serving hyperscale customers unified under a single Cloud Datacenter group, while our other end markets have been consolidated into the Multimarket Business Group.
This optimized structure enables us to accelerate growth by strengthening our teams’ ability to set priorities and operate in more holistic, customer-centric ways in a fast-changing market. With greater alignment, our teams can collaborate, innovate, and execute with increased speed, agility, and precision to meet and exceed customer needs.
A Great Place to Work
At Marvell, our people are at the heart of our success. They are the driving force behind a workplace and culture that we can all be proud of — one that continues to earn external recognition. This past year, we were honored to be certified as a Great Place to Work® in the U.S., India, and Vietnam — an achievement based entirely on employee feedback about their experience at Marvell.
To support the professional growth and development of our employees, we offer a range of learning opportunities, including technical, soft-skill, and leadership training for employees and managers at all levels. Over the past year, we hosted career events at multiple Marvell sites globally. These were designed to showcase various paths for career growth — whether in a technical domain or business leadership. Additionally, we launched the “Mentoring Marketplace” program, allowing any employee to connect with colleagues across the organization for technical or career guidance and development. We also continue to expand our global university recruiting efforts and internship programs to help develop the next generation of talent.
Respect and integrity are the foundation of how we operate, and fostering an inclusive culture remains a key priority. We are especially committed to supporting the growth and development of women — both at Marvell and across the semiconductor industry. Our two flagship mentoring programs for women, along with Women@Marvell — an active inclusion network open to all employees with over 20 chapters and 700 members worldwide — continue to make a meaningful impact.
At Marvell, integrity means being honest, honoring our commitments, and doing what’s lawful and right. We promote transparency and openness through multiple employee feedback channels, including our unique Site Health program, which allows employees to provide anonymous feedback to management on workplace experiences and concerns. Our commitment to ethical business practices extends beyond Marvell, shaping the high standards we expect from our suppliers and business partners.
Sustainability in Action
At Marvell, we are committed to making a positive impact on our communities and the environment. In our efforts to address climate change, we are focused on meeting the growing demands of our customers for reducing the greenhouse gas emissions associated with our products. We are taking proactive steps to influence our suppliers to reduce their emissions and procure renewable energy in line with these customer expectations. To drive supplier progress, we have added climate-related metrics to our Quarterly Business Review scorecard and implemented a climate disclosure request for all direct suppliers.

Marvell Technology, Inc. 2025 Proxy Statement

Beyond our environmental efforts, we are dedicated to giving back to the communities where we operate and supporting causes that are important to our employees. As part of this effort, we offer employer-matching contributions and provide paid time off for employees who volunteer for causes they are passionate about.
An Exciting Future
Marvell is a technology leader in an industry at an inflection point that will be discussed for many years to come. As hyperscale customers continue to transform their data centers to meet the evolving demands of AI, we are delivering the accelerated infrastructure solutions they need to rapidly move, store, process, and secure massive amounts of data. We have been preparing for this opportunity for many years, and our team is truly firing on all cylinders.
While we’re proud of our achievements so far, we are still in the early stages of the AI-driven transformation reshaping the global economy — one that we expect will unlock significant opportunities and growth for Marvell. In fact, we believe this is just the beginning of a multi-year generational opportunity for our company and the semiconductor industry as a whole.
AI has the potential to transform entire industries, from healthcare and education to transportation and energy. At Marvell, we are thrilled to be supporting and working closely with hyperscale customers who are truly at the center of it all, providing them with the accelerated infrastructure solutions they need to optimize their data centers.
In closing, I want to express my sincere gratitude to Mike Strachan and Robert Switz, who have decided not to stand for reelection to Marvell’s Board of Directors. Both have served on the board since 2016 and have played pivotal roles in Marvell’s multi-year transformation. I’m deeply appreciative of their service and lasting contributions to the company.
Finally, I want to thank our investors, partners, and employees for being part of this extraordinary journey. The future is here, and Marvell is ready.
Matt Murphy
Chairman and CEO
This letter contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties. Words such as “aim,” “see,” “look,” “committed,” “dedicated,” “prospect,” “expect,” “intend,” “plan,” “project,” “believe,” “seek,” “can,” “may,” “will,” “target” and similar expressions identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual events or results may differ materially from those described in this letter due to a number of risks and uncertainties, including the risks and uncertainties that affect our business described in the “Risk Factors” section of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by us from time to time with the Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Marvell Technology, Inc. 2025 Proxy Statement

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held on June 13, 2025	1000 N. West Street Suite 1200 Wilmington, DE 19801
The 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Marvell Technology, Inc., a Delaware corporation, (“Marvell,” the “Company,” “we,” “us” or “our”) is scheduled to be held on Friday, June 13, 2025, at 12:00 p.m. Eastern Time. The Annual Meeting will take place solely by means of remote communication as discussed below. The Annual Meeting will be held virtually via live audio webcast at www.virtualshareholdermeeting.com/MRVL2025. You will be able to attend, vote your shares and submit questions online during the meeting by logging in to the website specified above using the 16-digit control number included on your proxy card or a “legal proxy,” as described in further detail below.
The purposes of the Annual Meeting are:
1.
To elect the eight (8) directors named in the accompanying proxy statement who will hold office until the earlier of the 2026 Annual Meeting or their resignation or removal;

2.
To approve named executive officer compensation on an advisory (non-binding) basis;

3.
To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for its fiscal year ending January 31, 2026; and

4.
To consider and act on one stockholder proposal, entitled “Independent Board Chairman,” if properly presented at the Annual Meeting.

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy card will vote in their discretion the shares represented by all properly executed proxies.
The foregoing items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting. We have established the close of business, 6:00 p.m. Pacific Time, on April 17, 2025, as the record date for determining those stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Only holders of shares of our common stock as of the record date are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. Execution of a proxy will not in any way affect your right to attend and vote at the Annual Meeting, and any person who executes a proxy will retain the right to revoke it at any time before it is exercised. Each stockholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf.
Your Board recommends that you vote: FOR the Board’s nominees for directors; FOR the approval of our named executive officer compensation; FOR the ratification of the appointment of our independent registered public accounting firm; and AGAINST the stockholder proposal.
In the event of a technical malfunction or other situation that the meeting Chairman determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting, the Chairman or secretary of the Annual Meeting will convene the meeting at 2:00 p.m. Eastern Time on the date specified above and at Marvell Semiconductor, Inc., 5488 Marvell Lane, Santa Clara, California 95054 solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting Chairman. Under either of the foregoing circumstances, we will post information regarding the announcement in the “Investor Relations” section of the Company’s website at https://investor.marvell.com.
Your attention is directed to the accompanying proxy statement. Whether or not you plan to attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. For specific voting instructions, please refer to the information provided in the following proxy statement, together with your proxy card or the voting instructions you receive by mail, e-mail or that are provided via the Internet.
BY ORDER OF THE BOARD OF DIRECTORS
May 1, 2025	MATTHEW J. MURPHY Chairman and CEO

Important notice regarding the availability of proxy materials for the Annual Meeting:
This Proxy Statement and the financial and other information contained in our Annual Report to Stockholders for the fiscal year ended
February 1, 2025 are available at www.proxyvote.com, where you may also cast your vote.

Marvell Technology, Inc. 2025 Proxy Statement	1

Marvell Technology, Inc. 2025 Proxy Statement	2

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS JUNE 13, 2025	MARVELL TECHNOLOGY, INC. 1000 N. West Street Suite 1200 Wilmington, DE 19801
INTRODUCTION
This proxy statement and the accompanying proxy materials are being furnished in connection with the solicitation by the board of directors (the “Board”) of Marvell Technology, Inc., a Delaware corporation, of proxies for use at our Annual Meeting of Stockholders (referred to herein as the “Annual Meeting” or the “meeting”) scheduled to be held virtually at 12:00 p.m. Eastern Time, on Friday, June 13, 2025. This proxy statement and the accompanying proxy materials are first being made available to stockholders on or about May 1, 2025.
INFORMATION REGARDING THE ANNUAL MEETING
This proxy statement contains information about the meeting and was prepared by our management at the direction of our Board. Our Board supports each action for which your vote is solicited except for Proposal No. 4 (the stockholder proposal, entitled “Independent Board Chairman”).
Our Board asks you to appoint Willem Meintjes, our Chief Financial Officer, and Mark Casper, our Chief Legal Officer and Secretary, as your proxy holders to vote your shares at the meeting. You may make this appointment by properly completing the proxy as described below. If appointed by you, your shares represented by a properly completed proxy received by us will be voted at the meeting in the manner specified therein or, if no instructions are marked on the proxy, your shares will be voted as described below. Although management does not know of any other matter to be acted upon at the meeting, unless contrary instructions are given, shares represented by valid proxies will be voted by the persons named on the proxy card in the manner the proxy holders deem appropriate for any other matters that may properly come before the meeting.
We maintain our executive office in Delaware at 1000 N. West Street, Suite 1200, Wilmington, DE 19801. Our telephone number in Delaware is (441) 294-8096.
Record Date and Shares Outstanding
The record date for the Annual Meeting has been set as the close of business, 6:00 p.m. Pacific Time, on April 17, 2025 (“Record Date”). Only stockholders of record as of such date will be entitled to notice of and to vote at the meeting. On the Record Date, there were 863,830,607 issued shares of common stock, par value $0.002 per share (“shares of common stock” or “shares”). In accordance with our Bylaws, each issued share is entitled to one vote on each of the proposals to be voted on at the meeting. Shares held as of the Record Date include shares of common stock that are held directly in your name as the stockholder of record and those shares held for you as a beneficial owner through a broker, bank, or other nominee.
In this proxy statement, we refer to the fiscal year ended January 30, 2021 as fiscal 2021, the fiscal year ended January 29, 2022 as fiscal 2022, the fiscal year ended January 28, 2023 as fiscal 2023, the fiscal year ended February 3, 2024 as fiscal 2024, the fiscal year ended February 1, 2025 as fiscal 2025, and the fiscal year ended January 31, 2026 as fiscal 2026.

Marvell Technology, Inc. 2025 Proxy Statement	3

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Nominees
In discussions with the N&G Committee two (2) of our directors, Mr. Strachan and Mr. Switz expressed a preference to retire from the Board. As a result of these discussions and their preference, they were not nominated as directors for fiscal 2026. We thank Mr. Strachan and Mr. Switz for their service on the Board.
Our Bylaws provide that our Board shall consist of not fewer than two (2) nor more than fifteen (15) directors. The exact number is currently set at ten (10) and there are currently ten (10) members serving on our Board. After discussing with each director their interest in continuing to serve as a director of the Company, the Nominating and Governance Committee of the Board (the “N&G Committee”) has recommended, and our Board has nominated, eight (8) current members of our Board to stand for election at the Annual Meeting.
Our director nominees for the 2025 Annual Meeting are Sara Andrews, Tudor Brown, Brad Buss, Daniel Durn, Rebecca House, Marachel Knight, Matthew J. Murphy, and Richard Wallace. All of our director nominees are currently directors who were last elected by stockholders at the 2024 Annual Meeting.
If the current nominees are elected, we will have eight (8) members serving on our Board and the number of directors will be reduced to eight (8) effective as of the election of directors at the Annual Meeting.
All nominees elected as directors will serve until the 2026 Annual Meeting and until their successors have been duly elected and qualified or their earlier resignation or removal. In the event any new nominees are appointed as directors after this Annual Meeting, they will be required to stand for election at the next Annual Meeting and each Annual Meeting thereafter, if nominated to do so.
As part of our goal of building a diverse board, the N&G Committee actively seeks out highly qualified diverse candidates to add to the Board.
Biographical information for each of the nominees may be found immediately following this proposal. We have been advised that each of our nominees is willing to be named as such herein and each of the nominees is willing to serve as a director if elected. However, if one or more of the director nominees should be unable or, for good cause, unwilling to serve as a director, the proxy holders may vote for a substitute nominee recommended by the N&G Committee and approved by our Board, or the Board may reduce its size.
Board Recommendation and Required Vote
Our Board recommends that you vote FOR each director nominee identified above.
Unless authority to do so is withheld, the proxy holders named in the proxy card will vote the shares represented thereby FOR the election of each such nominee. Assuming the presence of a quorum, our Bylaws require that, in an uncontested election (such as the Annual Meeting), a director nominee will be elected only if he or she receives a majority of the votes cast with respect to his or her election (that is, the number of votes cast “for” that nominee exceeds the number of votes cast “against” that nominee) at the Annual Meeting. Abstentions and broker non- votes will have no effect on the outcome.
DIRECTOR NOMINEES
Name	Age(1)	Position	Director Since	Gender(2)	Demographic Identity(2)
Matthew J. Murphy	52	Chairman, President & CEO	2016	M	W
Sara Andrews	61	Independent Director	2022	F	W
Tudor Brown	66	Independent Director	2016	M	W
Brad W. Buss	61	Independent Director	2018	M	W
Daniel Durn	58	Independent Director	2024	M	W
Rebecca House	52	Independent Director	2022	F	W
Marachel L. Knight	52	Independent Director	2020	F	B
Richard P. Wallace	65	Independent Director	2024	M	W

(1)
The age of each director is provided as of the Record Date.

(2)
B-Black or African American. W-White. M-Male. F-Female.

Marvell Technology, Inc. 2025 Proxy Statement	4

Below each nominee’s biography, we have included an assessment of the skills and experience of such nominee that led to the conclusion he or she should serve as a director at this time, in light of the Company’s business and structure.
Matthew J. Murphy Chairman, President & CEO Age: 52 Director Since: 2016
Matthew J. Murphy is Marvell’s President and Chief Executive Officer. He has led the Company since joining in July 2016 and has served as a member of the Board since 2016 and as Chairman of the Board since June 2023. In his role as President and Chief Executive Officer, Mr. Murphy is responsible for leading new technology development, directing ongoing operations and driving Marvell’s growth strategy. Prior to joining Marvell, Mr. Murphy worked for Maxim Integrated Products, Inc. (“Maxim”), a designer, manufacturer, and seller of analog and mixed signal integrated circuits, for 22 years, where he advanced through a series of business leadership roles over two decades. Most recently, from 2015 to 2016 he was Executive Vice President, Business Units, Sales and Marketing. In this capacity he had company-wide profit and loss responsibility, leading all product development, sales and field applications, marketing, and central engineering. From 2011 to 2015, he was Senior Vice President of the Communications and Automotive Solutions Group, leading the team that developed differentiated solutions for those markets. From 2006 to 2011, he was Vice President, Worldwide Sales & Marketing during a time when Maxim’s sales expanded significantly. Prior to 2006, he served in a variety of business unit management and customer operations roles. In prior roles, Mr. Murphy led Maxim’s communications, data center, and automotive business groups, all of which experienced significant growth under his leadership. Mr. Murphy previously served on the board of directors of eBay Inc. Mr. Murphy earned a Bachelor of Arts from Franklin & Marshall College and is a graduate of the Stanford Executive Program.
Mr. Murphy brings to the Board both extensive industry knowledge and, as a result of his day-to-day involvement in the Company’s business, insight and information related to the Company’s strategy, sales, financial condition, operations, and competitive position.

Sara Andrews Independent Director Age: 61 Director Since: 2022
Sara Andrews has served as a member of the Board since April 2022. In April 2022, she joined Experian plc, a multi-national data analytics and consumer credit reporting company, as Chief Information Security Officer. She served as Senior Vice President and Chief Information Security Officer at PepsiCo, Inc., a multi-national food and beverage company, from July 2014 to April 2022, where she was responsible for safeguarding networks and data across all PepsiCo business units and brands globally. Prior to joining PepsiCo, Inc., she served as Chief Network Security Officer of Verizon Communications, Inc. from June 1997 to July 2014, during which time she led several organizations responsible for the security of all Verizon wireline networks serving Verizon’s residential, small business and enterprise customers. Ms. Andrews previously served on the board of directors of LogMeIn, Inc., Mandiant, Inc. and the Collin County Children’s Advocacy Center, a non- profit child advocacy center based in Plano, Texas. She is a member of the CISO (Chief Information Security Officer) Coalition National Leadership Board. Ms. Andrews holds a Bachelor of Industrial Engineering from Auburn University and a Master of Business Administration from Brenau University.
Ms. Andrews brings to the Board extensive expertise in cyber-security and information system technology. She also brings experience with the operation of large companies that are of a size and scale significantly greater than the Company.

Marvell Technology, Inc. 2025 Proxy Statement	5

W. Tudor Brown Independent Director Age: 66 Director Since: 2016
W. Tudor Brown has served as a director since December 2016. Mr. Brown has decades of leadership experience in the semiconductor industry. Mr. Brown was one of the founding members and, until his retirement in May 2012, President of ARM Holdings plc, a publicly-traded semiconductor IP and software design company. During his tenure, he served in a range of leadership roles, including Chief Technical Officer, Chief Operating Officer and President. He also served for more than a decade on the company’s board of directors through his retirement in May 2012. Earlier in his career, Mr. Brown held leadership engineering roles at Acorn Computers and Sension, Inc. He currently serves on the board of a private company and the board of a company registered on the London Stock Exchange. Mr. Brown previously served on the board of directors of Lenovo Group Limited, Xperi (formerly Tessera Technologies) and Semiconductor Manufacturing International Corporation. Mr. Brown, who earned a Master of Arts in Electrical Sciences from Cambridge University, holds a patent in low-power logic, and has been honored both as a Fellow of the Institution of Engineering and Technology, and as a Fellow of the Royal Academy of Engineering.
Mr. Brown brings to the Board his experience as a founder and senior executive of one of the world’s most successful semiconductor technology and licensing companies, along with his strong operational experience and deep industry knowledge in international markets.

Brad W. Buss Independent Director Age: 61 Director Since: 2018
Brad W. Buss has served as a director since July 2018. Mr. Buss was the Chief Financial Officer of SolarCity Corporation, a provider of solar energy services, from August 2014 until he retired in February 2016. Mr. Buss served as the Executive Vice President of Finance and Administration and Chief Financial Officer of Cypress Semiconductor Corporation from August 2005 to June 2014. Mr. Buss also held prior financial leadership roles with Altera Corporation, Cisco Systems, Inc., Veba Electronics LLC and Wyle Electronics, Inc. Mr. Buss currently serves on the boards of directors of AECOM and QuantumScape Corporation as well as private company boards. Mr. Buss previously served as a director of TuSimple Holdings Inc., Advance Auto Parts, Inc, Tesla Motors Inc., CaféPress, Inc. and Cavium, Inc. (which Marvell acquired in July 2018). Mr. Buss holds a Bachelor of Arts in economics from McMaster University and an Honors Business Administration degree, majoring in finance and accounting, from the University of Windsor.
Mr. Buss brings to the Board his executive experience and his financial and accounting expertise with both public and private companies in the semiconductor industry and other diverse industries as well as extensive business management, governance, and leadership experience.

Daniel Durn Independent Director Age: 58 Director Since: 2024
Daniel Durn has served as a director since April 2024. He is the Chief Financial Officer and Executive Vice President, Finance, Technology Services and Operations of Adobe Inc. Mr. Durn joined Adobe in October 2021 as Executive Vice President and Chief Financial Officer. Prior to that, Mr. Durn served as a Senior Vice President and Chief Financial Officer of Applied Materials, Inc., a semiconductor equipment company, from August 2017 to October 2021. Previously, he was Executive Vice President and Chief Financial Officer at NXP Semiconductors N.V. from December 2015 to August 2017 following its merger with Freescale Semiconductor Inc. (“Freescale”), where he was Senior Vice President and Chief Financial Officer prior to the merger. Before Freescale, he was Chief Financial Officer and Executive Vice President of Finance and Administration at GlobalFoundries Inc., a multinational semiconductor company, and he served as Managing Director and Head of Mergers and Acquisitions and Strategy at Mubadala Technology Fund, a private equity fund. Prior to that, Mr. Durn was a Vice President of Mergers and Acquisitions in the technology practice at Goldman Sachs & Company, a global investment banking firm. Mr. Durn received his Master of Business Administration in Finance from Columbia Business School and graduated from the U.S. Naval Academy with a Bachelor of Science in Control Systems Engineering. He served in the Navy for six years, reaching the rank of lieutenant.
Mr. Durn brings to the Board deep expertise relating to finance and accounting matters and extensive business management, governance, and leadership experience at other publicly traded technology and semiconductor companies.

Marvell Technology, Inc. 2025 Proxy Statement	6

Rebecca House Independent Director Age: 52 Director Since: 2022
Rebecca W. House has served as a director since August 2022. Ms. House has served as the Senior Vice President, Chief People (since July 2020) and Legal Officer and Secretary (since January 2017) of Rockwell Automation, Inc., a global leader in industrial automation and digital transformation. Prior to that she served as the Assistant General Counsel, Operations and Compliance, and Assistant Secretary, at Harley-Davidson, Inc., a motorcycle manufacturer. Ms. House serves on the board of directors for FMI Funds, Inc. and the Wisconsin Alumni Research Foundation (WARF). She is also a director and former Board President of Sojourner Family Peace Center, the largest provider of domestic violence prevention and intervention services in the state of Wisconsin. She graduated with a Bachelor of Arts degree from the University of Wisconsin — Madison. She earned her law degree, magna cum laude, from Harvard Law School in Cambridge, Massachusetts.
Ms. House brings to the Board her human resources, legal, risk oversight, sustainability, and general management experience and expertise, as well as corporate governance experience developed through leadership positions at public companies with global operations.

Marachel L. Knight Independent Director Age: 52 Director Since: 2020
Marachel L. Knight has served as a director since July 2020. In December 2022, Ms. Knight retired as Senior Vice President of Strategic Program Realization at AT&T, Inc., a leading provider of telecommunications, media, and technology services globally, where she was responsible for managing prioritization of a multi-billion-dollar capital portfolio and delivering strategic initiatives, products and services that spanned across the enterprise. Prior to holding that position, she served as the Senior Vice President of Technology Planning and Operations at AT&T, Inc., from April 2021 to April 2022. Prior to holding that position, she held various leadership positions at AT&T, Inc. over her more than 25 year tenure, including Senior Vice President of Engineering and Operations from 2020 to 2021; Senior Vice President of Technology Services and Operations from 2019 to 2020; Senior Vice President of Wireless and Access Engineering, Construction and Operations from 2018 to 2019; Senior Vice President of Technology Planning and Engineering from 2017 to 2018; Senior Vice President — Wireless Network Architecture and Design during 2017; Vice President — Advanced Technology Planning and Realization from 2016 to 2017; and Vice President — Construction and Engineering (Midwest Region) from 2015 to 2016. Prior to holding these positions, she held other leadership roles at AT&T, Inc. of increasing responsibility. Ms. Knight serves on the board of directors of LM Ericsson Telephone Company. She holds a Master of Science, Information Networking from Carnegie Mellon University and a Bachelor of Science, Electrical Engineering from Florida State University.
Ms. Knight brings to the Board her technical and operational leadership gained over her 27 years of experience at AT&T, including her experience managing technology operations at scale as well as experience in 5G planning and rollouts that provides us with insights related to our technology and strategic business priorities in our carrier infrastructure end market.

Richard P. Wallace Independent Director Age: 65 Director Since: 2024
Richard P. Wallace has served as a director since April 2024. Mr. Wallace is a director and the President and Chief Executive Officer of KLA Corporation, where he has served as the Chief Executive Officer since January 2006, the President since November 2008 and as a member of the board of directors since 2006. He began at KLA Instruments in 1988 as an applications engineer and has held various general management positions throughout his 37 years with KLA Corporation, including positions as President and Chief Operating Officer from July 2005 to December 2005, Executive Vice President of the Customer Group from May 2004 to July 2005, and Executive Vice President of the Wafer Inspection Group from July 2000 to May 2004. Earlier in his career, he held positions with Ultratech Stepper, Cypress Semiconductor Corporation and the Procter & Gamble Company. Mr. Wallace previously served as a member of the board of directors of SEMI (Semiconductor Equipment and Materials International), a prominent industry association, including as SEMI’s Chairman of the Board. In addition, he previously served as a director of Splunk, Inc., NetApp, Inc., Proofpoint, Inc and Beckman Coulter Inc. He earned his bachelor’s degree in electrical engineering from the University of Michigan and his master’s degree in engineering management from Santa Clara University, where he also taught strategic marketing and global competitiveness courses after his graduation.
Mr. Wallace brings to the Board extensive leadership and semiconductor industry experience. In addition, Mr. Wallace’s current service as a member of the board of directors of KLA Corporation and his prior service as a member of the boards of directors of Splunk, Inc., NetApp Inc. and Proofpoint give him a strong understanding of his role as a director and a broad perspective on key industry issues and corporate governance matters.

There are no family relationships among any of our director nominees and executive officers.

Marvell Technology, Inc. 2025 Proxy Statement	7

Non-Employee Director Nominee Skills Matrix
Name	C-Level Experience	Operations	Governance, Legal	Auditing or Accounting	Technology, Risk Management, Cybersecurity	Public Company Board	Global Expertise	Industry knowledge
Sara Andrews	x				x	x	x
Tudor Brown	x	x			x	x	x	x
Brad Buss	x		x	x	x	x	x	x
Daniel Durn	x	x	x	x	x		x	x
Rebecca House	x		x		x		x
Marachel Knight		x			x	x	x	x
Richard Wallace	x	x	x		x	x	x	x

Marvell Technology, Inc. 2025 Proxy Statement	8

CORPORATE GOVERNANCE AND
MATTERS RELATED TO OUR BOARD OF DIRECTORS
Corporate Governance
We believe that good corporate governance is important to our ability to manage the Company for the long-term benefit of our stockholders. We periodically review our corporate governance policies and practices (the “Corporate Governance Guidelines”) and benchmark them to those suggested by various corporate governance authorities and the practices of other public companies.
Corporate Governance Guidelines
Our Board has adopted a set of Corporate Governance Guidelines to establish a framework within which it is able to conduct its business. The Corporate Governance Guidelines provide, among other things, that:
▪
A majority of the directors must be independent;

▪
Our Board shall appoint all members of, and the Chair of, each Board committee based on the recommendations of the N&G Committee;

▪
The N&G Committee screens and recommends Board candidates to our Board;

▪
The Audit Committee of the Board (the “Audit Committee”), Executive Compensation Committee of the Board (the “ECC”) and N&G Committee must consist solely of independent directors; and

▪
The independent directors shall meet regularly in executive session without the presence of the non-independent directors or members of our management.

If the Company has a member of management (or otherwise non-independent Board member) serving as Chairman of the Board, our Board will appoint a lead independent director. The lead independent director will be selected by the majority vote of the independent directors of the Board. The lead independent director’s duties include the following:
▪
develop the agenda for meetings, as needed, and moderate executive sessions of the Board’s independent directors;

▪
help promote good communication between the independent directors and the Chairman of the Board and/or the CEO;

▪
chair the meetings of the Board in the absence of the Chairman of the Board;

▪
make recommendations to the Chairman of the Board regarding the appropriate schedule of Board meetings, seeking to ensure that the independent directors can perform their duties responsibly while not interfering with the flow of the Company’s operations;

▪
jointly with the Chairman of the Board set agendas for Board meetings and make recommendations to the Chairman of the Board regarding the structure of Board meetings;

▪
make recommendations to the Chairman of the Board in assessing the quality, quantity and timeliness of the flow of information from the Company’s management that is necessary for the independent directors to effectively and responsibly perform their duties;

▪
coordinate with the N&G Committee and the Chief Legal Officer (or his or her designee) to promote a thorough annual self-assessment by the Board and its committees; and

▪
meet with major investors upon request.

In performing the duties described above, the lead independent director consults with the Chairs of the appropriate Board committees and solicits their participation.
We also provide our directors training on issues facing us and on subjects that would assist the directors in discharging their duties. Our Board may modify the Corporate Governance Guidelines from time to time, as appropriate. The Corporate Governance Guidelines can be found on our website (www.marvell.com) in the investor relations section. None of the material on our website is part of this proxy statement or is incorporated by reference herein.
Sustainability and Compliance
Our sustainability strategy revolves around three pillars — Thriving Organization, Sustainable Products and a Responsible Supply Chain. Our strong governance model provides oversight, accountability and risk management for our sustainability priorities.
The Board’s N&G Committee has oversight of sustainability matters and receives quarterly updates on our progress and performance. Our Chief Legal Officer acts as an executive sponsor of the sustainability program and provides quarterly updates to the N&G Committee and additional updates to the Chair of the N&G Committee on an as-needed basis. The Audit Committee receives quarterly updates from the Chief Compliance Officer on our ethics and compliance programs, including anticorruption measures, ethics training, supply chain risk management and adherence to export restrictions. The Chair of the Audit Committee also receives more frequent updates from our Chief Legal Officer. The ECC also has oversight of several aspects related to human capital.
We are committed to being transparent on the progress on our sustainability program. For more information on our sustainability strategy, governance and performance, please see our Sustainability Report on our website. See our Annual Report on Form 10-K filed March 12, 2025 for more information on our human capital management and governance.
Political Contributions
We engage with government representatives to provide information and education on issues that affect our industry. While we provide insight about the semiconductor industry, we do not: make contributions to political campaigns through money, time or in-kind contributions; have a

Marvell Technology, Inc. 2025 Proxy Statement	9

political action committee; or make contributions to third-party committees, organizations or special funds. You can find our Policy on Political Activities on the investor relations portion of our website.
Website references and hyperlinks throughout this document are provided for convenience only. The content on the referenced websites is not incorporated into, and does not form a part of, this proxy statement.
Compensation Committee Interlocks and Insider Participation
During fiscal 2025, the ECC consisted of the following persons: Tudor Brown, Robert Switz, and Richard Wallace. None of the members of the ECC who served during fiscal 2025 is a current or former officer or employee of Marvell or our subsidiaries or had any relationship with us not otherwise disclosed herein under applicable SEC rules. In addition, to our knowledge, there are no compensation committee interlocks between us and other entities involving our executive officers or directors who serve as executive officers or directors of such other entities.
Director Qualifications
We are required to have a majority of independent directors who meet the definition of “independent director” under applicable Nasdaq and SEC rules. We are also required to have at least one member of our Audit Committee who meets the criteria for an “audit committee financial expert” as defined by SEC rules. We also believe it is appropriate for our Chief Executive Officer to serve on our Board.
The N&G Committee believes that the following specific, minimum qualifications must be met by a nominee for the position of director:
▪
The highest personal and professional ethics and integrity;

▪
The ability to work together with other directors, with full and open discussion and debate as an effective, collegial group;

▪
Current knowledge and experience in our business or operations, or contacts in the community in which we do business and, in the industries, relevant to our business, or substantial business, financial or industry-related experience; and

▪
The willingness and ability to devote adequate time and attention to our business.

When making its determination whether a nominee is qualified for the position of director, the N&G Committee may also consider such other factors as it may deem in the best interests of the Company and its stockholders, such as the following:
▪
Relationships that may affect the independence of the director or conflicts of interest that may affect the director’s ability to discharge his or her duties;

▪
Diversity of perspective, opinion, experience, and background of the proposed director, including the need for financial, business, academic, public sector or other expertise on our Board or its committees, as well as gender and ethnic diversity; and

▪
An individual’s skillset and experience together with those of other directors and potential directors compared to the Company’s needs.

When evaluating a candidate for nomination, the N&G Committee does not assign specific weight to any of these factors or believe that all of the criteria should necessarily apply to every candidate. In addition, as part of the N&G Committee’s objective of building a diverse board, the N&G Committee seeks out highly qualified diverse candidates to add to the Board. The N&G Committee assesses its effectiveness in this regard in connection with its annual director evaluation process.
Identifying and Evaluating Nominees for Director
The N&G Committee identifies, recruits, and recommends to our Board, and our Board approves, director nominees for election at each Annual Meeting and new directors for election by our Board to fill vacancies that may arise. Under our Bylaws, any director appointed by our Board is required to be voted upon by stockholders at our next Annual Meeting. The nominees for election at this Annual Meeting were recommended and approved by the N&G Committee and our Board, respectively.
The N&G Committee reviews the appropriate skills and characteristics required of directors in the context of the current composition of our Board. Candidates considered for nomination to our Board may come from several sources, including current and former directors, professional search firms and stockholder nominations. The N&G Committee considers all persons recommended in the same manner, regardless of the source of nomination.
The N&G Committee considers proposals for nomination from stockholders that are timely and that contain sufficient background information concerning the nominee to enable proper judgment to be made as to his or her qualifications. A stockholder seeking to recommend a prospective nominee for the N&G Committee’s consideration should submit the candidate’s name and qualifications to our Chief Legal Officer and Secretary, Marvell Semiconductor, Inc., 5488 Marvell Lane, Santa Clara, California 95054. Nominees for director are evaluated by the N&G Committee, which may retain the services of a professional search firm to assist it in evaluating potential nominees. For general information regarding stockholder proposals and nominations, see “Future Stockholder Proposals and Nominations for the 2026 Annual Meeting” included in this proxy statement.
Our Bylaws permit proxy access for stockholders. Stockholders who wish to nominate directors for inclusion in our proxy statement, or directly at an Annual Meeting in accordance with the procedures in our Bylaws, should see “Future Stockholder Proposals and Nominations for the 2026 Annual Meeting” in this proxy statement for further information.
Board Leadership Structure
As part of our annual governance review in March 2023, after considering the benefits and risks of a combined Chairman/CEO leadership structure, market practices, and the Company’s practices for ensuring independent Board oversight of management, our Board determined that combining the roles of Chairman and Chief Executive Officer (in combination with a lead independent director) is the most effective leadership

Marvell Technology, Inc. 2025 Proxy Statement	10

structure for the Company at this time. In addition, our Corporate Governance Guidelines provide that when the role of the Chairman is combined with that of the Chief Executive Officer, the independent directors are required to appoint a lead independent director. The Board believes the current structure will provide the Company and the Board with strong leadership, appropriate independent oversight of management, and the ability to communicate the Company’s business and strategy to stockholders, customers, employees, and the public in a single voice. We believe having a lead independent director provides a strong counterbalance to the Chairman by, for example, facilitating independent oversight of management, promoting open dialogue among the independent directors during and in-between Board meetings, leading executive sessions at each quarterly Board meeting without the presence of the Chief Executive Officer, and focusing on the Board’s priorities and processes.
FY25 Chairman and Lead Independent Director
For fiscal 2025, the independent Board members designated Mr. Murphy as Chairman and Mr. Strachan as the lead independent director with the duties set forth in more detail in our Corporate Governance Guidelines described above.
Chairman and New Lead Independent Director on Annual Meeting Date
As a result of Mr. Strachan’s retirement from the Board, the independent Board members designated Mr. Buss as the lead independent director effective as of the date of the Annual Meeting. This transition reflects our commitment to proactive and strategic succession planning, ensuring continuity and effective leadership within the Board. Our approach to succession planning emphasizes thoughtful preparation and a seamless transition process and is designed to maintain strong governance and oversight.
Succession Planning
Pursuant to the N&G Committee Charter, our N&G Committee, in collaboration with our lead independent director and our Chief Executive Officer, reviews our leadership roles, leadership development programs, and succession plans relating to directors, committee chairs and members as well as positions held by executive officers annually. The N&G Committee also oversees recruiting strategies for potential new directors as well as executive officers.
As part of its succession planning, the N&G Committee considers the results of our Board’s annual self-evaluation, as well as other appropriate information, including the types of skills and experience desirable for future Board members and the needs of our Board and its committees and our business strategy. The N&G Committee may also consider information received in connection with our engagement with stockholders.
An important responsibility of our Board is identifying and developing our executive talent, especially our Chief Executive Officer and our other senior leaders. Continuity of executive leadership is the primary goal with respect to the succession process. As part of its oversight of development of executive talent, the N&G Committee works with our Chief Human Resources Officer to identify candidates to potentially succeed current executives. The Board and the N&G Committee consider a variety of factors when evaluating candidates including, not limited to: potential internal and external candidates, the skill sets needed for executives based on our current and future business strategy, leadership development programs available to internal candidates, and feedback from the Chief Executive Officer.
Board Meeting Attendance
There were six meetings of our Board in fiscal 2025, as well as numerous committee meetings. The number of meetings of each committee is set forth below in “Committees of our Board.” Each of our current directors attended at least 75% of the total number of meetings of our Board and committees on which such director served during fiscal 2025. In addition, on average, our current directors had an attendance rate in fiscal 2025 of approximately 98%. The independent directors met regularly in executive session in fiscal 2025 without the presence of the non-independent directors or members of our management.
Committees of Our Board
Our Board has three standing committees: the Audit Committee, the ECC and the N&G Committee. Committee membership as of the last day of fiscal 2025 was as follows:
NAME	AUDIT	ECC	N&G
Sara Andrews	Member	—	—
Tudor Brown	—	Member	—
Brad Buss	Member	—	Chairman
Daniel Durn	Member	—	—
Rebecca House	—	—	Member
Marachel Knight	—	—	Member
Michael Strachan	Chairman	—	—
Robert E. Switz	—	Chairman	Member
Richard Wallace	—	Member	—
Fiscal 2025 Number of Meetings	9	6	5
Our Board has adopted written charters for each of these committees, and copies of the charters are available on our website in the corporate governance section of our investor relations webpage at investor.marvell.com/highlights. Each of the committee charters is reviewed annually

Marvell Technology, Inc. 2025 Proxy Statement	11

by the respective committee, which may recommend appropriate changes for approval by our Board. None of the material on our website is part of this proxy statement or is incorporated by reference herein.
Audit Committee
The Audit Committee’s responsibilities are generally to assist our Board in fulfilling its responsibility to oversee the quality and integrity of the accounting, auditing, and reporting practices of the Company. The Audit Committee’s purpose is to oversee management’s conduct of our accounting and financial reporting process. The Audit Committee also, among other things, reviews financial reporting filings with the SEC prior to issuance, appoints our independent registered public accounting firm, oversees our internal audit function and the independent registered public accounting firm, reviews and discusses with management our risk management process and outcomes, including cyber- security matters, and reviews and discusses with management and our independent registered public accounting firm the adequacy and effectiveness of our internal control over financial reporting as reported by management. The Audit Committee also reviews, ratifies and/or approves related party transactions.
Our Board has determined that each current member of the Audit Committee meets the applicable independence, experience and other requirements of Nasdaq and the SEC. Our Board has determined that Messrs. Buss, Durn and Strachan (who is not standing for re-election) are “Audit Committee financial experts” as defined by applicable Nasdaq and SEC rules.
Executive Compensation Committee
The ECC has the authority to determine the compensation for our Chief Executive Officer and all other executive officers. In addition, the ECC is responsible for administering incentive compensation and equity-based award programs for non-executive employees and reviewing and recommending changes to such plans.
The ECC may designate one or more subcommittees, consisting of one or more members of the ECC, that may exercise all the powers and authority of the ECC. During fiscal 2025, a subcommittee of the ECC comprised of Mr. Switz (who is not standing for re-election) met monthly to approve new hire and follow-on equity grants for non-executive officers and employees. The subcommittee met twelve times in fiscal 2025. For more detail with respect to our equity grant practices, please see “Executive Compensation — Other Factors Considered in Determining Executive Compensation — Equity Grant Practices” below.
Our Board has determined that each current member of the ECC meets the applicable independence requirements of Nasdaq and the SEC. In addition, each current member of the ECC is a “non-employee director” under Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”).
Nominating and Governance Committee
The N&G Committee is responsible for developing and implementing policies and practices relating to corporate governance, including evaluating and monitoring implementation of our Corporate Governance Guidelines. The N&G Committee also reviews director compensation and recommends any changes to the Board, studies, and reviews with the Board the size and composition of our Board and its committees and screens and recommends candidates for election to our Board. The N&G Committee also oversees the Board’s and each Committee’s annual self-evaluation process. In addition, the N&G Committee oversees and assists the Board with officer and director succession planning. Our Board has determined that each member of the N&G Committee meets the general independence requirements of Nasdaq and the SEC.
Role of Compensation Consultants and Absence of Conflict of Interest with Respect Thereto
The ECC engages executive compensation consulting firms to provide advice and market data relating to executive compensation. Such compensation consulting firms serve at the discretion of the ECC. Compensia Inc. (“Compensia”) was engaged to provide advice and market data in fiscal 2025. The compensation consultant serves at the discretion of the ECC and provides analysis, advice, and guidance with respect to executive compensation.
The ECC charter provides that the ECC shall be directly responsible for the appointment, compensation and oversight of the work of any committee adviser retained by it, and the Company shall provide for appropriate funding, as determined by the ECC, for payment of reasonable compensation to any committee adviser, and ordinary administrative expenses of the ECC that are necessary or appropriate in carrying out its duties. The ECC may select a committee adviser, and receive advice from a committee adviser, only after taking into consideration all factors relevant to that person’s independence from the Company’s management, specifically including the following:
▪
The provision of other services to the Company by the committee adviser;

▪
The amount of fees received from the Company by the committee adviser, as a percentage of the total revenue of the committee adviser;

▪
The policies and procedures of the committee adviser that are designed to prevent conflicts of interest;

▪
Any business or personal relationship of the committee adviser with a member of the ECC;

▪
Any stock of the Company owned by the committee adviser; and

▪
Any business or personal relationship of the committee adviser with an executive officer of the Company.

Under SEC rules, the ECC must determine whether any work completed by a compensation advisor raised any conflict of interest, after considering the six independence-related factors listed above. For fiscal 2025, the ECC reviewed these six factors as they apply to Compensia and identified no conflicts of interest.

Marvell Technology, Inc. 2025 Proxy Statement	12

Additional information concerning the compensation policies and objectives established by the ECC and the respective roles of our Chief Executive Officer and the compensation consultants in assisting with the determination of compensation for each of the executive officers named in the Summary Compensation Table, referred to in this proxy statement as our “named executive officers,” is included under the heading “Executive Compensation.”
Stockholder Communications with Our Board
Our Board has established a process for stockholders to send communications to our directors. If you wish to communicate with our Board or individual directors, you may send your communication in writing to: Chief Legal Officer and Secretary, Marvell Semiconductor, Inc., 5488 Marvell Lane, Santa Clara, California 95054. You must include your name and address in the written communication and state whether you are a stockholder. The Chief Legal Officer and Secretary (or other officer acting in such capacity) will compile all such communications and forward appropriate communications to the relevant director or directors or committee of our Board based on the subject matter, or to the director or directors to whom such communication is addressed. We do not forward solicitations, junk mail or frivolous or inappropriate communications.
Director Independence
Our current Board consists of ten directors, one of whom is currently employed by the Company (Mr. Murphy). The Board has determined that all the current non-employee directors including the nonemployee nominees for director at this Annual Meeting are “independent” as such term is defined by the rules and regulations of Nasdaq and the SEC. Our Board has also determined that Mr. Tamer, who resigned from the Board in September 2024, was independent during the time he was on the Board during fiscal 2025. For a director to be considered independent, our Board must affirmatively determine that neither the director nor any member of his or her immediate family has had any direct or indirect material relationship with us within the previous three years.
In evaluating the independence of our non-employee directors, the Board considered certain transactions, relationships and arrangements between us and various third parties with which certain of our independent directors are affiliated including those that are disclosed directly below and those described under “Certain Relationships and Related Party Transactions”, and determined that such transactions, relationships and arrangements were not material and did not interfere with such directors’ exercise of independent judgment in carrying out their responsibilities as directors.
Mr. Durn, a member of our Board, is the Chief Financial Officer and Executive Vice President, Finance, Technology Services and Operations of Adobe Inc. who provides services to the Company. Purchases from Adobe Inc. were made in the ordinary course of business, on commercially reasonable terms and represented less than 1% of the revenue of the Company and less than 1% of the revenue of Adobe Inc. The Board determined that Mr. Durn’s relationship with Adobe Inc. and the transactions between the Company and Adobe Inc. do not conflict with the elements of independence set forth in the Nasdaq listing standards. Therefore, the Board affirmatively determined that Mr. Durn is independent.
Mr. Wallace, a member of our Board, is the Chief Executive Officer and President of KLA Corporation (“KLA”) who provides certain equipment and services to the Company. Purchases from KLA were made in the ordinary course of business, on commercially reasonable terms and represented less than 1% of the revenue of the Company and less than 1% of the revenue of KLA. The Board determined that Mr. Wallace’s relationship with KLA and the transactions between the Company and KLA do not conflict with the elements of independence set forth in the Nasdaq listing standards. Therefore, the Board affirmatively determined that Mr. Wallace is independent.
Board’s Role in Risk Oversight
Our Board has an active role, as a whole and also at the committee level, in overseeing management of our risks. Our Board reviews on a quarterly (or more frequent basis) information regarding our liquidity, intellectual property, significant litigation matters and operations, as well as the risks associated with each of such items. Our ECC is responsible for regularly reviewing with management the Company’s major compensation-related risk exposures. The Audit Committee reviews and discusses with management its program to identify, assess, manage, and monitor significant business risks of the Company, including financial, operational, privacy, cyber-security, business continuity, legal and regulatory, compliance and reputational risks. The N&G Committee manages risks associated with the independence of our Board, potential conflicts of interest and sustainability. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed either directly or through committee reports about such risks.
During fiscal 2025, our Board received reports on the most important strategic issues and risks facing the Company. In addition, our Board and its committees received quarterly reports from our head of internal audit, our Chief Accounting Officer, our Chief Legal Officer, our Chief Compliance Officer, our Chief Information Officer, our Chief Security Officer and other senior management regarding enterprise risk management, litigation and legal matters, compliance programs and risks, cyber-security risks and other applicable risk-related policies, procedures and limits. We believe that our leadership structure supports our risk oversight function. As indicated above, certain important categories of risk are assigned to committees that review, evaluate, and receive management reports on risk.
Risks Related to Our Compensation Policies and Practices
As noted above, our ECC is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, as well as our compensation plans that generally apply to all employees. In connection with such oversight, the ECC worked with Compensia, the ECC’s compensation consultant, to perform a risk assessment of our executive and equity compensation programs and governance practices. The purpose of this review was to determine whether such programs might encourage excessive or inappropriate risk taking that could result in a material adverse effect on the Company. During fiscal 2025, Compensia, with the assistance of our management, reviewed these programs, taking into consideration many factors, including but not limited to:
▪
Compensation philosophy;

▪
Pay mix;

Marvell Technology, Inc. 2025 Proxy Statement	13

▪
Performance measures;

▪
Goal setting and funding mechanisms;

▪
Payment and timing;

▪
Incentives structure and policies;

▪
Ownership and trading guidelines;

▪
Leadership and succession; and

▪
Program governance.

The annual risk assessment concluded that the Company’s compensation programs do not provide incentives to take risks that could have a material adverse effect on the Company.
Director Stock Ownership Guidelines
Each director is expected to hold shares of common stock with a value equal to five times his or her basic annual cash retainer. Directors have five years to satisfy the guidelines from June 24, 2020, or the date such person is designated as being subject to the guidelines, whichever is later. While below the guideline there is a minimum holding expectation for 50% of net after tax shares following vesting of restricted stock units until the guideline is met. All of the directors met the ownership guidelines as of our fiscal 2025 year-end either because they have attained the targeted ownership level or are still within their compliance period.
Annual Meeting Attendance
Although directors are encouraged to attend our Annual Meetings, we do not have a formal policy requiring such attendance. All of the director nominees for last year’s Annual Meeting attended the meeting virtually or by telephone.
Compensation of Directors
Nonemployee directors receive both cash and equity compensation for their service as directors. Directors who are also employees of the Company, including Mr. Murphy, do not receive any additional compensation for their service as directors.
The Board, upon the recommendation of the N&G Committee, is responsible for reviewing the director compensation program and approving any changes. In September 2024, the N&G Committee reviewed our directors’ compensation relative to the compensation peer group approved by the ECC. The N&G Committee, after consultation with Compensia, increased certain elements of director compensation as shown in the table below.
Cash Compensation
The annual fees for our nonemployee directors as of the end of fiscal 2025 are set forth below:
Cash Compensation Element	Cash Compensation Program for Fiscal 2025($)
Annual Retainer	100,000
Lead Independent Director Fee	50,000
Audit Committee Chair	35,000*
Audit Committee Member	15,000
Executive Compensation Committee Chair	27,500*
Executive Compensation Committee Member	10,000
Nominating and Governance Committee Chair	20,000*
Nominating and Governance Committee Member	9,000*

*
Fees increased effective in the fourth quarter of fiscal 2025. Prior fees were as follows: Audit Chair: $30,000, ECC Chair: $20,000, N&G Chair: $15,000, and N&G member: $7,500.

The retainer fees are paid in quarterly installments in arrears and are prorated for length of service as appropriate. Nonemployee directors serving on a committee receive either the applicable chairmanship fee or the membership fee, but not both. Nonemployee directors are reimbursed for travel and other reasonable out-of-pocket expenses related to attendance at Board and committee meetings. For a summary of the fiscal 2025 cash compensation paid to our nonemployee directors, please see the Director Compensation Table below.
Equity Compensation
Our nonemployee directors are eligible to receive equity awards under the Amended and Restated 1995 Stock Option Plan (the “1995 Stock Option Plan”), which provides for the grant of various types of equity awards including restricted stock units (“RSUs”). Currently, each nonemployee director who is elected or appointed at the Annual Meeting is automatically granted, immediately following the Annual Meeting, an RSU award (the “Annual RSU Award”) for a number of shares with an aggregate fair market value equal to $235,000 (to be increased to

Marvell Technology, Inc. 2025 Proxy Statement	14

$250,000 in June 2025) based on the average closing market price of our stock over the prior 30 trading days. The Annual RSU Award vests as to 100% of the shares on the earlier of the one-year anniversary of the date of grant or the next Annual Meeting. If a Board member joins the Board on a date after the Annual Meeting, the Annual RSU Award is pro-rated based on the Board member’s length of service from joining the Board until the date of the next Annual Meeting.
Director Compensation Table — Fiscal 2025
The following table sets forth the total compensation paid to each of our nonemployee directors serving in such capacity during any portion of fiscal 2025. The amount listed for the value of the stock awards below is based on the average closing market price of our stock over the prior 30 trading days before the grant date, which is why it differs from the value above of $235,000.
Board Members	Fees Paid(1)	Stock Awards ($)(2)	Total
Sara Andrews	115,000	240,120	355,120
Tudor Brown	110,000	240,120	350,120
Brad Buss	131,250	240,120	371,370
Daniel Durn(3)	87,048	273,725	360,773
Rebecca House	107,875	240,120	347,995
Marachel Knight	110,710	240,120	350,830
Michael Strachan	181,250	240,120	421,370
Robert E. Switz	129,750	240,120	369,870
Ford Tamer(4)	61,781	240,120	301,901
Richard Wallace(3)	83,945	273,725	357,670

(1)
The amounts in this column reflect the fee increases that became effective in the fourth quarter of fiscal 2025.

(2)
The dollar value of RSU awards shown represents the grant date fair value calculated on the basis of the fair market value of the underlying shares of common stock on the grant date in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). The actual value that a director will realize on each RSU award will depend on the price per share of our shares of common stock at the time the shares underlying the RSUs settle and are subsequently sold. There can be no assurance that the actual value realized by a director will be at or near the grant date fair value of the RSUs awarded.

(3)
Messrs. Durn and Wallace joined the Board mid-year and received a prorated grant covering the time period from April 2024 to the date of the 2024 Annual Meeting in addition to the annual grant which was granted at the time of the 2024 Annual Meeting.

(4)
While Mr. Tamer was granted equity at the 2024 Annual Meeting, he resigned from the Board in September 2024 and this grant was forfeited.

The following table provides the number of shares subject to outstanding RSUs held as of February 1, 2025 by each nonemployee director serving in that capacity during any portion of fiscal 2025, as applicable. Vesting of the nonemployee director RSUs is subject to the individual Board member’s continued service through the vesting date.
Board Members	Total RSU Awards Outstanding (#)	RSU Vesting Date
Sara Andrews*	3,289	June 13, 2025
Tudor Brown	3,289	June 13, 2025
Brad Buss	3,289	June 13, 2025
Daniel Durn	3,289	June 13, 2025
Rebecca House*	3,289	June 13, 2025
Marachel Knight	3,289	June 13, 2025
Michael Strachan	3,289	June 13, 2025
Robert E. Switz	3,289	June 13, 2025
Ford Tamer	—	(1)
Richard Wallace	3,289	June 13, 2025

*
Settlement of the grant made in June 2024 has been deferred by the director and will not happen on June 13, 2025.

(1)
While Mr. Tamer was granted equity at the 2024 Annual Meeting, he resigned from the Board in September 2024 and this grant was forfeited.

Marvell Technology, Inc. 2025 Proxy Statement	15

PROPOSAL NO. 2
ADVISORY VOTE TO APPROVE
NAMED EXECUTIVE OFFICER COMPENSATION
Under Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in accordance with the SEC’s rules in the “Executive Compensation — Compensation Discussion and Analysis” section of this proxy statement, together with the compensation tables and the narrative disclosure related thereto. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. The say-on-pay vote is currently held on an annual basis. The next advisory vote to approve named executive officer compensation will be conducted at our 2026 Annual Meeting.
The ECC oversees the development and administration of our executive compensation program, including the underlying philosophy and related policies. Our primary business objective is to create long-term value for our stockholders. To achieve this objective, the executive compensation program is intended to achieve the following goals:
▪
Market Competitive: Provide a market-competitive level of total compensation opportunity that reflects the individually named executive officer’s role and ability to impact business performance.

▪
Performance-Based: Establish an explicit link between compensation and both overall business results and stockholder returns over short and long-term periods.

▪
Long-Term Focused: Promote a long-term focus for our named executive officers through incentive compensation that vests over multiple years.

▪
Aligned with Stockholders: Align the interests and objectives of our named executive officers with furthering our growth and creating stockholder value through the use of equity awards.

The ECC believes that both the elements and level of fiscal 2025 compensation for our executive officers are consistent with the goals contained in our compensation philosophy, as well as the overall goal of emphasizing sustained share price growth, and that the performance- based equity awards further reinforce our compensation program goals.
Before casting your vote on this proposal, please review the Compensation Discussion and Analysis section of this proxy statement, and the related compensation tables and narrative disclosure carefully to understand the design of our named executive officer compensation program. We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement.
The say-on-pay vote is advisory and, therefore, not binding on us, the ECC or our Board. However, the say-on-pay vote will provide us information regarding investor sentiment about our executive compensation philosophy, policies, and practices, which the ECC will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board and our ECC value the opinions of our stockholders and, to the extent there is any significant vote against the named executive officer compensation, we will consider our stockholders’ concerns and the ECC will evaluate whether any actions are necessary to address those concerns. See section “Stockholder Engagement” of this proxy statement for more information on our recent stockholder engagement activities.
Board Recommendation and Required Vote
Our Board unanimously recommends that you vote FOR the approval of Proposal No. 2.
Unless authority to do so is withheld, the proxy holders named in the proxy card will vote the shares represented thereby FOR Proposal No. 2. Assuming the presence of a quorum, the required vote to approve the proposal is the affirmative vote of at least a majority of the voting power of the stock present in person or represented by proxy and entitled to vote on the subject matter at the Annual Meeting. Abstentions will have the same effect as an “against” vote, and broker non-votes will have no effect on the outcome.

Marvell Technology, Inc. 2025 Proxy Statement	16

PROPOSAL NO. 3
APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
At the Annual Meeting, stockholders will be asked to ratify the Audit Committee’s appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for fiscal 2026.
INFORMATION CONCERNING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Deloitte has been our auditors and independent registered public accounting firm for our financial statements since February 22, 2016. Representatives of Deloitte are expected to be present at the Annual Meeting, and they will be given an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to any appropriate questions from stockholders.
Fees for Fiscal 2024 and Fiscal 2025
In addition to retaining Deloitte to audit the consolidated financial statements for fiscal 2025, we retained Deloitte to provide certain other professional services in fiscal 2025. The audit fees billed and expected to be billed by Deloitte for the indicated fiscal years and the fees billed for all other services rendered during the indicated fiscal years are as follows:
Type of Fee	Fiscal 2024 ($)	Fiscal 2025 ($)
Audit fees(1)	6,054,391	5,925,868
Audit-related fees(2)	859,800	820,000
Tax fees(3)	914,006	833,523
All other fees(4)	134,388	7,391
Total Fees	7,962,585	7,586,782

(1)
Includes fees for audit services rendered for the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings or engagements.

(2)
Includes fees for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements, including procedures to support statutory requirements, and certain due diligence related to acquisitions.

(3)
Includes fees for tax compliance and advice and foreign tax matters.

(4)
Includes fees for all other non-audit services, including permissible business and advisory consulting services and a subscription to an accounting regulatory database.

Policy on Pre-Approval and Procedures
The engagement of Deloitte for non-audit accounting and tax services performed for us is limited to those circumstances where these services are considered integral to the audit services that Deloitte provides or in which there is another compelling rationale for using its services.
Pursuant to the Sarbanes-Oxley Act of 2002, all audit and permitted non-audit services for which the Company engages Deloitte require pre-approval by the Audit Committee, and all services reported in the table above were pre-approved accordingly. In June 2019, the Audit Committee approved a policy that allows the Chair of the Audit Committee to pre-approve non-audit services to be provided by Deloitte without further approval of the full committee, on a case-by-case basis, provided that the fees and expenses for such services do not exceed $500,000 per engagement and that all such pre-approvals are communicated to the full committee at its next meeting.
Board Recommendation and Required Vote
Our Board unanimously recommends that you vote FOR the approval of Proposal No. 3.
Unless authority to do so is withheld, the proxy holders named in the proxy card will vote the shares represented thereby FOR the appointment of Deloitte. Assuming the presence of a quorum, the required vote to approve the proposal is the affirmative vote of at least a majority of the voting power of the stock present in person or represented by proxy and entitled to vote on the subject matter at the Annual Meeting. Abstentions will have the same effect as an “against” vote, and because brokers will have discretionary authority to vote for the ratification of the appointment of the Company’s independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the shares, there will not be any broker non-votes with respect to this proposal. In the event that the stockholders do not ratify the selection of Deloitte at the Annual Meeting, the Audit Committee will reconsider its selection. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our stockholders’ best interests.

Marvell Technology, Inc. 2025 Proxy Statement	17

REPORT OF THE AUDIT COMMITTEE
The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended February 1, 2025. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, as amended, except to the extent that the Company specifically incorporates the information by reference in such filing.
The Audit Committee has reviewed and discussed our audited financial statements with management. The Audit Committee has reviewed and discussed the audited financial statements with Deloitte including such items as are required to be discussed by the applicable standards of the Public Company Accounting Oversight Board and the SEC. The Audit Committee has received from the independent registered public accounting firm, Deloitte, the written disclosures and the letter required by the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte the independence of the independent registered public accounting firm.
After review of the discussions and written correspondence described above, as well as such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to our Board that the audited financial statements for the last fiscal year be included in our Annual Report on Form 10-K for the fiscal year ended February 1, 2025. The Audit Committee appointed Deloitte as our independent registered public accounting firm for the year ending January 31, 2026, subject to our stockholders approving such appointment at the Annual Meeting.
The Audit Committee of the Board
Michael Strachan, Chair
Sara Andrews
Brad Buss
Daniel Durn

Marvell Technology, Inc. 2025 Proxy Statement	18

PROPOSAL NO. 4
STOCKHOLDER PROPOSAL ENTITLED
“INDEPENDENT BOARD CHAIRMAN”
In accordance with SEC rules, we have set forth below a stockholder proposal submitted by Mr. John Chevedden, 2215 Nelson Ave 205, Redondo Beach, California 90278, who beneficially owned 50 shares of our common stock on the date that the proposal was submitted.
The text of the stockholder proposal and supporting statement appear in italics exactly as received from the stockholder proponent unless otherwise noted. All statements contained in the stockholder proposal and supporting statement are the sole responsibility of the stockholder proponent. The stockholder proposal or supporting statement may contain assertions about our company or other matters that we believe are incorrect, but we have not attempted to refute all such assertions. The response from our Board and the recommendation on the stockholder proposal is presented immediately following the proposal.
The stockholder proposal will be voted on at the Annual Meeting only if properly presented by or on behalf of the stockholder proponent at the Annual Meeting.
Proposal 4 — Independent Board Chairman
Shareholders request that the Board of Directors adopt an enduring policy, and amend the governing documents as necessary in order that 2 separate people hold the office of the Chairman and the office of the CEO.
Whenever possible, the Chairman of the Board shall be an Independent Director.
The Board has the discretion to select a Temporary Chairman of the Board who is not an Independent Director to serve while the Board is seeking an Independent Chairman of the Board.
Although it is best practice to adopt this proposal soon this policy could be phased in when there is a contract renewal for our current CEO or for the next CEO transition.
The roles of Chairman and CEO are fundamentally different and should be held by 2 directors, a CEO and a Chairman who is completely independent of the CEO and our company. The job of the CEO is to manage the company. The job of the Chairman is to oversee the CEO.
This proposal topic won 52% support at Boeing and 54% support at Baxter International in 2020. Boeing then adopted this proposal topic.
The ascending complexities of a conglomerate with $43 Billion in market capitalization, like Marvell Technology, increasingly demands that 2 persons fill the 2 most important jobs at Honeywell on an enduring basis — Chairman and CEO
Please vote yes:
Independent Board Chairman — Proposal 4
Board of Directors’ Statement in Opposition
Our Board believes that the Company and its stockholders are best served by a combined Chairman and CEO role, in combination with a lead independent director.
The Board takes a flexible approach to its leadership structure, allowing it to adapt its structure depending on current circumstances. The Board reviews its leadership structure at least annually and will vary that structure in order to ensure effective oversight and operations. The Board regularly evaluates whether to separate or combine the roles of Chairman and CEO, and the leadership structure depends on the current performance of the Company and the experience and knowledge of the CEO. Currently, the Board has combined the roles of Chairman and CEO, and Mr. Murphy serves in both capacities. The Board believes that this structure enhances overall Board effectiveness and interaction with management, and provides the Company with strong, clear leadership and strategic vision. The Board believes that a unified leadership structure continues to work well and is the right model for us to successfully execute our strategy.
Our Board believes that having a combined Chairman and CEO role, in combination with a lead independent director, provides the Company and the Board with strong leadership, appropriate independent oversight of, and accountability for, management, and facilitates communication about the Company’s business and strategy to stockholders, customers, employees, and the public. The lead independent director regularly communicates with our Chairman and CEO, as well as other members of our Board and management, regarding the Company’s business and strategy.
Our Board does not believe that the change requested by the stockholder will improve the Company’s performance or increase stockholder value. In addition, this proposal could serve to limit the Board’s flexibility in the future to modify or establish a leadership structure that is in the

Marvell Technology, Inc. 2025 Proxy Statement	19

best interests of the stockholders and the Company at that time. Due to the rapidly evolving landscape of the semiconductor industry, we believe that our Company and stockholders are best served by a flexible structure that permits the Board to exercise discretion over its leadership structure according to its needs. In the past, the Board has had different leadership structures depending on the needs of the Board at that time.
As part of our annual governance review in March 2023, after evaluating the considerations of a combined Chairman and CEO leadership structure, market practices, and the Company’s practices for ensuring independent Board oversight of management, our Board determined (and reaffirmed as part of our annual governance review in April 2024 and April 2025) that combining the roles of Chairman and CEO, in combination with a lead independent director, is the most effective leadership structure for the Company. Our Board has made this determination for the following reasons:
▪
Our lead independent director plays an important role in the operation of the Board, ensuring effective independent oversight. The lead independent director promotes communications between the independent directors and the Chairman and CEO, and between the independent directors and the Company’s management team, by holding executive sessions of the independent directors and by working with the other independent directors to facilitate robust independent oversight of management.

▪
The combined Chairman and CEO structure enables the Company to provide clear leadership and facilitates and maintains consistency in communicating and managing our strategic and business priorities. This structure also provides for efficient operation and effective leadership for the Board as our CEO has intimate knowledge of the Company’s business to address the most pertinent needs of the Company.

▪
Our strong corporate governance practices provide for effective leadership and independent oversight of the Company.

Our lead independent director actively facilitates independent oversight of management.
We believe that having a lead independent director provides a strong counterbalance to the Chairman and CEO by promoting open dialogue among the independent directors during and in between Board meetings, leading executive sessions of Board meetings, and focusing on the Board’s priorities and processes.
In addition, the lead independent director’s duties include the following:
▪
moderating executive sessions of the Board’s independent directors;

▪
helping promote good communication between the independent directors and the Chairman and CEO;

▪
chairing the meetings of the Board in the absence of the Chairman of the Board;

▪
setting agendas for Board meetings jointly with the Chairman of the Board and making recommendations to the Chairman of the Board regarding the structure of Board meetings;

▪
making recommendations to the Chairman of the Board in assessing the quality, quantity, and timeliness of the flow of information from the Company’s management that is necessary for the independent directors to effectively and responsibly perform their duties; and

▪
coordinating with the nominating and governance committee and corporate counsel to promote a thorough annual self-assessment by the Board and its committees.

These governance practices enable the lead independent director to efficiently and effectively support our Board’s independent oversight of management and the Company.
The Company’s strong corporate governance practices provide for effective independent leadership and independent oversight of the Company.
Our Board has adopted a set of Corporate Governance Guidelines establishing a framework within which it conducts its business to exercise independent oversight over the Company and its management. Our Corporate Governance Guidelines provide that when the role of the Chairman is combined with that of the CEO, the independent directors will appoint a lead independent director.
Currently all members of our Board, other than our CEO, are independent directors. We have added five new independent directors since 2020. Each of our audit committee, executive compensation committee and nominating and governance committee is chaired by an independent director and is composed solely of independent directors. All directors also have access to members of management, which ensures that the CEO is only one of many sources of information for the directors.
Our Corporate Governance Guidelines also provide that the independent directors meet regularly in executive session without the presence of the non-independent directors or members of our management, which provides an opportunity for independent directors to discuss any matters that they deem relevant or appropriate.
Our Board continually reviews its composition, including succession plans for committee chairs, members, and the lead independent director. The nominating and governance committee reviews the annual self-evaluation as well as other appropriate information, including the types of skills and experience desirable for future Board members, the needs of our Board and its committees currently, as well as the Company’s needs based upon its business strategy. In addition, our Board may also consider information received in connection with the Company’s engagement with stockholders.

Marvell Technology, Inc. 2025 Proxy Statement	20

Board Recommendation and Required Vote
Our Board unanimously recommends that you vote AGAINST Proposal 4.
Unless otherwise instructed, the proxy holders named in the proxy card will vote the shares represented thereby AGAINST Proposal No. 4. Assuming the presence of a quorum, the required vote to approve the proposal is the affirmative vote of at least a majority of the voting power of the stock present in person or represented by proxy and entitled to vote on the subject matter at the Annual Meeting. Abstentions will have the same effect as an “against” vote, and broker non-votes will have no effect on the outcome.

Marvell Technology, Inc. 2025 Proxy Statement	21

EXECUTIVE OFFICERS OF THE COMPANY
The following table shows information about our executive officers at the end of fiscal 2025 and ages of our executive officers as of the Record Date:
NAME	TITLE	AGE
Matthew J. Murphy	Chairman, President and Chief Executive Officer	52
Raghib Hussain(1)	President, Products and Technologies	53
Willem Meintjes	Chief Financial Officer	44
Chris Koopmans	Chief Operating Officer	48
Mark Casper	Chief Legal Officer and Secretary	57

(1)
As reported in a Current Report on Form 8-K filed on April 14, 2025, Mr. Hussain will resign from his position with the Company effective as of May 2, 2025.

All officers hold office for such term as may be prescribed by the Board and until their successor shall have been duly elected and qualified, or until their earlier death, disqualification, resignation or removal. Biographical information for each of the above-named officers is set forth below.
Matthew J. Murphy. Mr. Murphy’s biography is included with the other members of the Board above.
Raghib Hussain has served as Marvell’s President, Products and Technologies since April 2021. He served as Executive Vice President for the Networking and Processors Group and Chief Strategy Officer from July 2018 to April 2021. Prior to joining Marvell in 2018, Raghib served as the Chief Operating Officer of Cavium, Inc. (“Cavium”), a company he co-founded in 2000. Prior to launching Cavium, he held engineering roles at both Cisco Systems, Inc. and Cadence, Inc., and helped found VPNet Technologies, Inc., an enterprise security company. Raghib serves on the board of directors of Cirrus Logic, Inc. Raghib earned a Bachelor of Science in Computer Systems Engineering from NED University in Karachi, Pakistan, and a Master of Science in Computer Engineering from San Jose State University.
Willem Meintjes has served as Chief Financial Officer of Marvell since January 2023. Prior to serving as Chief Financial Officer, from June 2018 to January 2023, he served as the Company’s Chief Accounting Officer and Treasurer. Prior to holding that position, starting in June of 2016, he served as the Company’s Senior Vice President of Finance. Prior to joining the Company, he was Vice President and Corporate Controller at Newport Corporation from 2015 to June 2016, and Vice President and Controller at International Rectifier from 2013 to 2015. Mr. Meintjes holds both a Bachelor of Commerce in Accounting and a Bachelor of Commerce (Honours) in Accounting from the University of Johannesburg.
Chris Koopmans has served as Marvell’s Chief Operating Officer since February 2025. He served as Chief Operations Officer from March 2021 to February 2025. Prior to becoming Chief Operations Officer, Mr. Koopmans served as Executive Vice President of Business Operations from 2018 to 2019 and Executive Vice President of Marketing and Business Operations from 2019 to 2021, where he led corporate transformation strategies and programs, in addition to global corporate marketing. From 2016 to 2018, Mr. Koopmans led Marvell’s Networking and Connectivity Business Group, and from June 2016 to December 2016 Mr. Koopmans led Global Sales and Marketing. Prior to joining Marvell in 2016, Mr. Koopmans served as Vice President and General Manager of Service Provider Platforms at Citrix Systems, where he drove the company’s strategy for the communications service-provider market. Mr. Koopmans joined Citrix with the acquisition of Bytemobile in 2012, a company he had co-founded and served as Chief Operating Officer. Chris earned a Bachelor of Science in Computer Engineering from the University of Illinois and spent time as a Ph.D. Student in Electrical and Computer Engineering at the University of Illinois under a National Science Foundation Graduate Research Fellowship.
Mark Casper has served as Executive Vice President and Chief Legal Officer at Marvell since April 2023. In this role, Mark has worldwide responsibility for all aspects of the company’s Legal and Compliance teams. Mark joined Marvell in October 2021 as Senior Vice President and General Counsel. Prior to Marvell, from July 2019 to October 2021, Mark was General Counsel, Vice President and Corporate Secretary at Maxim Integrated Products. In this role, Mark was responsible for all legal functions as well as Corporate Real Estate, Corporate Security, Global Trade, Equity Administration, Internal Relations and Ethics and Integrity. Prior to that, from September 2013 to May 2019, he served as Vice President, Deputy General Counsel at Maxim. Before joining Maxim, Mark practiced law at several law firms, including Wilson Sonsini Goodrich & Rosati, Ropers Majeski and Steefel Levitt & Weiss, advising both private and publicly traded high-technology companies in general corporate services, venture financings, merger and acquisitions, securities offerings, business and real estate litigation, and other transactional matters. Mark earned a Juris Doctor and Master of Business Administration from Santa Clara University School of Law and from the Leavey School of Business at Santa Clara University and a Bachelor of Science from Santa Clara University.

Marvell Technology, Inc. 2025 Proxy Statement	22

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our shares as of February 1, 2025, except as noted otherwise, for:
▪
Each person or entity who is known by us to own beneficially more than 5% of our outstanding shares;

▪
Each of our directors and nominees for director who were serving as directors on February 1, 2025;

▪
Each of our named executive officers in the Summary Compensation Table of this proxy statement; and

▪
All persons who were directors or executive officers as of February 1, 2025, as a group.

Name	Marvell Common Stock Beneficially Owned(1)
	Number	Percent**
5% Stockholders:
FMR LLC(2) 245 Summer Street Boston, MA 02210	129,672,217	14.97%
The Vanguard Group(3) 100 Vanguard Blvd Malvern, PA 19355	62,557,593	7.22%
BlackRock, Inc.(4) 55 East 52nd Street New York, NY 10055	60,534,116	6.99%
Directors and Named Executive Officers:
Matthew J. Murphy, Chairman, President and Chief Executive Officer	237,543	*
Sara Andrews, Director	9,788	*
Tudor Brown, Director	29,017	*
Brad Buss, Director	84,113	*
Daniel Durn, Director	1,923	*
Rebecca House, Director	2,251	*
Marachel Knight, Director(6)	19,675	*
Michael Strachan, Lead Independent Director(7)	51,649	*
Robert Switz, Director(8)	74,920	*
Richard Wallace, Director	1,098	*
Raghib Hussain, President, Products and Technologies(9)	896,904	*
Willem Meintjes, Chief Financial Officer	116,592	*
Christopher Koopmans, Chief Operating Officer(10)	93,931	*
Mark Casper, Chief Legal Officer and Secretary(5)	22,649	*
All current directors and executive officers as a group (14 persons)(11)	1,642,053	*

*
Less than one percent.

**
The percentage of beneficial ownership for the following table is based on 865,972,449 Marvell shares issued and outstanding as of the date of this table.

(1)
Unless otherwise indicated, to our knowledge, all persons listed have sole voting and investment power with respect to their Marvell stock, except to the extent authority is shared by spouses under applicable law. The number of Marvell shares beneficially owned by each stockholder is determined in accordance with the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those Marvell shares with respect to which the stockholder has sole or shared voting or investment power and any Marvell shares that the stockholder has a right to acquire within 60 days after the date of this table through the exercise of any Marvell option, warrant or other right. The percentage ownership of the outstanding Marvell stock, however, is based on the assumption, expressly required by the rules of the SEC, that only the person or entity whose ownership is being reported has converted Marvell options or warrants into Marvell stock.

Unless otherwise noted, the amounts shown are based on information furnished by the people named. Amounts do not include shares subject to deferred vesting that do not vest within 60 days of the date of this table.
(2)
Holdings for FMR are as of December 31, 2023 and are based solely on information on Schedule 13G/A filed with the SEC on February 9, 2024. As disclosed therein, FMR reports sole voting power over 126,814,288 Marvell shares and sole dispositive power over 129,672,217 Marvell shares.

(3)
Holdings for Vanguard Group are as of December 31, 2024 and are based solely on information on Schedule 13G/A filed with the SEC on January 30, 2025. As reported therein, Vanguard Group reports shared voting power over 571,266 Marvell shares, sole voting power over 0 Marvell shares, sole dispositive power over 60,483,699 Marvell shares, shared dispositive power over 2,073,894 Marvell shares and the aggregate amount beneficially owned by each reporting person as 62,557,593.

Marvell Technology, Inc. 2025 Proxy Statement	23

(4)
Holdings for BlackRock are as of December 31, 2023 and are based solely on information on Schedule 13G/A filed with the SEC on February 12, 2024. As reported therein, BlackRock reports sole voting power over 54,965,303 Marvell shares and sole dispositive power over 60,534,116 Marvell shares.

(5)
Includes 2,486 Marvell RSUs for Mark Casper scheduled to vest within 60 days of the date of this table. Includes 20,163 shares held by the Mark J. Casper and Stephanie Casper Revocable Trust.

(6)
Shares held in trust for which Ms. Knight is the sole beneficiary and sole trustee.

(7)
Includes 30,959 Marvell shares held by the Strachan Revocable Trust DTD 1/26/01 of which Mr. Strachan is a trustee and beneficiary; 12,860 Marvell shares held by Mr. Strachan’s IRA and 7,830 Marvell shares held by his spouse’s IRA.

(8)
Shares held by the Robert E Switz Trust of which Mr. Switz is a trustee and in IRA accounts for Mr. Switz and his wife.

(9)
Includes 88,081 Marvell shares held in trusts for the benefit of Mr. Hussain’s family members and 692,799 Marvell shares held directly by Mr. Hussain. Includes 116,024 vested Marvell options.

(10)
Shares held by the Christopher R. Koopmans and Heather J. Koopmans Family Trust.

(11)
Includes 2,486 Marvell RSUs and 0 Marvell options scheduled to vest within 60 days after the date of this table. Includes 116,024 vested Marvell options. Does not include stock for which settlement has been deferred.

Marvell Technology, Inc. 2025 Proxy Statement	24

DELINQUENT SECTION 16(A) REPORTS
Pursuant to Section 16(a) of the Exchange Act and the rules promulgated thereunder, our officers, directors, and persons who beneficially own more than 10% of our shares are required to file with the SEC reports of stock ownership and change in ownership. Based solely on our review of such reports filed with the SEC, and representations from such reporting persons, during fiscal 2025, we believe that our officers, directors and greater than 10% stockholders filed all reports required by Section 16(a) timely.

Marvell Technology, Inc. 2025 Proxy Statement	25

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Our Compensation Discussion and Analysis describes the compensation paid to the following named executive officers for fiscal 2025:
▪
Matthew J. Murphy, Chairman, President and Chief Executive Officer

▪
Raghib Hussain, President, Products and Technologies

▪
Willem Meintjes, Chief Financial Officer

▪
Christopher Koopmans, Chief Operating Officer

▪
Mark Casper, Chief Legal Officer and Secretary

Advisory Vote on Named Executive Officer Compensation (“Say on Pay”)
We hold an advisory vote to approve named executive officer compensation on an annual basis. At our 2024 Annual Meeting, we received support from approximately 52% of the votes cast for our fiscal 2024 named executive officer compensation. In light of the low level of support, we solicited stockholder feedback on our executive compensation program. This feedback and our actions to address this feedback are described in more detail below.
Stockholder Engagement
We believe that regular, transparent communication with our stockholders and other stakeholders is essential to the Company’s long-term success. We value the views of our stockholders and other stakeholders, and the input that we receive from them is a cornerstone of our corporate governance practices.
Our Board and management team have made a meaningful effort to engage with our stockholders and other stakeholders. We hold investor day conferences periodically. In addition to our investor day conferences, our Chief Executive Officer and Chief Financial Officer hold in-person and teleconference meetings every year with many of our institutional investors. We also participate at various investor conferences.
During fiscal 2025 and following our 2024 Say on Pay proposal vote, members of our senior management and our Board reached out to stockholders beneficially owning approximately 55% of our outstanding stock to discuss our executive compensation program. Of these investors, stockholders representing approximately 45% of our outstanding stock scheduled meetings with us. These meetings generally included our Chief Human Resources Officer, Sr. Vice President of Investor Relations, and our Chief Legal Officer. In addition, our Lead Independent Director, the Chair of the ECC and the Chair of the N&G Committee either attended some of the meetings along with our executives or in some cases conducted separate meetings directly with some of our stockholders. The feedback from these meetings was taken into consideration in the design of our executive compensation program for fiscal 2026.
What We Heard From Investors	What We Are Doing In Response
Many investors were not in favor of one-time equity grants and prefer compensation to be updated as part of the annual process.	We have not granted one-time equity awards to any NEO since May 2023, and we currently intend to utilize our annual compensation process with respect to changes to our executives’ compensation.
Investors requested more information on our Board and executive succession planning process.	We have added information to this proxy statement that provides an overview of our succession planning process.

Some investors believe the S&P 500 index is not the best relative performance measure for the Company and asked that we provide more information on why we use this as the relative performance measure for our TSR RSU awards.

We have added information to our Compensation Discussion and Analysis explaining why we use the S&P 500 index as the relative performance measure for our TSR RSU awards as well as some of the challenges we encountered when selecting an alternative stock index.

Investors requested more information on the individual performance goals under our Annual Incentive Plan.
We have added information to our Compensation Discussion and Analysis describing the individual performance goals selected for the applicable named executive officers under our Annual Incentive Plan (our CEO and CFO are not assigned individual performance goals).

Investors advised that the target performance levels for the corporate performance measures selected for the Annual Incentive Plan should not be lower than last year unless the target payout levels are also reduced.

After careful consideration, the ECC determined that, for any given year, it may be in the best interests of the Company and our stockholders to set the target performance levels for the corporate performance measures under the Annual Incentive Plan at levels that, under the then-understood business conditions are challenging but achievable even if some of these performance levels are lower than the prior year due to changes in the outlook of the Company or the semiconductor industry. The Board believes that in such a case the payout opportunities need to be at levels sufficient to incentivize our executive team even if some of the performance levels are lower than the prior year.

We value the opinions of our stockholders. Our goal is to be responsive to our stockholders and ensure we understand and address their concerns and observations. As in prior years, the ECC will consider the outcome of this year’s Say-on-Pay vote (see Proposal No. 2 in this

Marvell Technology, Inc. 2025 Proxy Statement	26

proxy statement), as well as feedback received throughout the year, when making compensation decisions for our executive officers. In addition, consistent with the recommendation of the Board and the preference of our stockholders as reflected in the non-binding stockholder advisory vote on the frequency of future Say-on-Pay votes held at our 2023 Annual Meeting, we intend to hold future Say-on-Pay votes on an annual basis. Accordingly, following the Annual Meeting to which this proxy statement relates, our next Say-on-Pay vote will be conducted at our 2026 Annual Meeting.
Executive Summary
Fiscal 2025 Business Highlights
Overview of Fiscal 2025 Executive Compensation
Our executive compensation program, as overseen by the ECC, is designed to implement our pay for performance philosophy. To support the Company’s continued transformation and advancement, our compensation program directly links our financial and operational performance to the short-term and long-term incentives we use to reward our executives. The objective of our program is to provide a strong pay for performance alignment by delivering a target mix of fixed and variable compensation oriented towards performance that we believe will drive the creation of stockholder value, putting a substantial portion of each executive’s target total direct compensation “at risk.”

For purposes of these pie charts, the value of the performance-based equity grants is shown at target and calculated using the market value on the date of grant.

Marvell Technology, Inc. 2025 Proxy Statement	27

Executive Compensation Framework: What We Do and What We Don’t Do
The Company’s executive compensation framework includes the following policies and practices, each of which reinforces our executive compensation objectives:
WHAT WE DO
We emphasize the use of performance-based incentives so that a significant portion of our executives’ compensation is earned based on the achievement of performance goals.
The ECC retains the services of an independent executive compensation consultant who provides services directly to the ECC.
We regularly review the peer group we use for compensation comparisons to confirm it remains appropriate based on our revenue and market capitalization and competition for talent.
We have stock ownership guidelines for our executive officers and non-employee directors.
We have a “clawback” policy with respect to recoupment of executive officer cash and certain types of equity incentives in the event of a financial restatement.
Our ECC reviews the risk profile of our compensation plans annually.
We conduct an annual say-on-pay vote and regularly engage with stockholders to get their feedback.
We impose limits on maximum incentive payouts.
WHAT WE DON’T DO

We do not allow our directors or officers to hold Marvell securities in a margin account or pledge Marvell securities as collateral for a loan or to engage in hedging or monetization transactions, including derivative transactions, short sales, or transactions in publicly traded options on our common stock.

We do not provide for “golden parachute” excise tax-gross-ups.
We do not pay dividends or dividend equivalents on our unvested restricted stock units or on vested awards where the settlement has been deferred.
We do not provide material perquisites.
We do not guarantee payment under our AIP or our TSR-based performance-based equity awards.

Marvell Technology, Inc. 2025 Proxy Statement	28

Compensation Philosophy and Objectives
The Company’s compensation philosophy is to pay for performance with the primary intention of creating long-term value for our stockholders. To achieve this, our executive compensation program is based on the following objectives:
▪
Market-Competitive: Provide a market-competitive level of total compensation that reflects the individual executive officer’s role and ability to impact business performance;

▪
Performance-Based: Establish an explicit link between compensation and both overall business results and stockholder returns over short- and long-term periods;

▪
Long-Term Focused: Promote a long-term focus for our executive officers through incentive compensation that is earned and/or vests over multiple years; and

▪
Aligned with Stockholders: Align the interests and objectives of our executive officers and employees with furthering our growth and creating stockholder value through the use of equity awards.

Determining Compensation for Our Named Executive Officers
The Role of the ECC
The ECC oversees the development and administration of our executive compensation program, including the underlying philosophy and related policies. The ECC members are independent members of the Board, as determined under the rules of Nasdaq and the SEC.
As part of its responsibilities, the ECC conducts an annual review of the base salary, target cash incentive opportunities, and equity awards for our named executive officers, and determines and approves their compensation packages and payouts. The ECC was assisted in this review in fiscal 2025 by its compensation consultant and by senior members of the Company’s human resources and legal departments.
The Role of the Compensation Consultant
Under its charter and in accordance with SEC and Nasdaq rules, the ECC has the authority to directly select and retain the services of its own compensation consultant who reports to the committee’s chair. During fiscal 2025, the ECC engaged the services of Compensia as its compensation consultant. During fiscal 2025, Compensia did not provide services to the Company other than services to the ECC, and Compensia worked with the Company’s management, as directed by the ECC, only on matters for which the ECC is responsible (except that the ECC requested that Compensia provide assistance to the N&G Committee regarding its review of director compensation).
The ECC has reviewed and is satisfied with the qualifications, performance, and independence of Compensia. The ECC retains its compensation consultant to provide information, analysis, and advice regarding executive compensation; however, the ECC makes all decisions regarding the compensation of our executive officers.
Compensia attended meetings of the ECC during fiscal 2025, and provided the following services:

▪
Reviewed the Company’s peer group for executive compensation purposes and provided recommendations with respect to the composition of the peer group;

▪
Evaluated the competitive positioning of base salaries, short-term incentive, and long-term incentive compensation relative to our peer companies to support decision-making with respect to each executive officer;

▪
Advised on target award levels within the annual incentive and long-term incentive programs and, as needed, on actual compensation actions;

▪
Reviewed the Company’s historical and projected equity utilization practices relative to market levels;

▪
Assessed whether our compensation programs might encourage excessive or inappropriate risk taking that could have a material adverse effect on us and assisted with considering risk mitigation policies, such as our stock ownership guidelines; and

▪
Assisted with the preparation of the Compensation Discussion and Analysis for the 2024 proxy statement.

Marvell Technology, Inc. 2025 Proxy Statement	29

The Role of Management
One key objective of our executive compensation program is to align the program with stockholders’ interests and our business strategy. To gain insight on day-to-day operations and what rewards and incentives would be most effective to achieve this alignment, the ECC may receive input from the Company’s senior management. During the fiscal year, the ECC also consulted with senior members of the Company’s human resources and legal departments when formulating compensation plans, and members of those groups attended the ECC meetings. While the ECC seeks the input of management in its compensation deliberations, the ECC regularly meets in executive session without any members of management present, and no executive officer participates in the ECC’s deliberations addressing the amount of his or her own individual compensation (although the Chief Executive Officer and Chief Legal Officer participated in discussions regarding the overall design and targets of our compensation programs).
The Role of the Chief Executive Officer
Mr. Murphy meets with the ECC at its request and makes compensation recommendations for the senior executives who report to him but does not make a recommendation with respect to his own compensation. The senior executives are not present at the time such recommendations are discussed. Mr. Murphy’s recommendations are based in part upon the compensation information gathered by the ECC’s compensation consultant and the Company’s human resources professionals. Mr. Murphy shares with the ECC his evaluation of each senior executive’s performance and contributions. The ECC considers each senior executive’s scope of responsibilities and experience, and balances these against competitive compensation levels, including retention requirements and succession potential.
The Role of Peer Groups — Market Analysis
The ECC considers relevant market pay practices when setting executive compensation. In September 2023 (fiscal 2024), Compensia recommended, and the ECC approved, the compensation peer group for fiscal 2025, which was unchanged from the peer group approved for fiscal 2024. In selecting peer companies, the following criteria were used to identify a group of industry and labor market competitors, including:
▪
Ownership/Industry: Independent, publicly-traded, U.S.-based, semiconductor industry companies (fabless, to the extent available); secondary industry sectors include software, hardware and communications

▪
Revenue: target range of ~0.5x – 4.0x Marvell’s last 4 quarters revenue as of the date of approval

▪
Market Capitalization: target range of 0.2x – 4.0x Marvell’s 30-day average market capitalization as of the date of approval

▪
Refinement Considerations: revenue growth, profitability and competition for employees

Ideally, the Company would be positioned near the median for both revenue and market capitalization; however, this has been challenging due to the limited number of similarly sized semiconductor industry companies and the Company’s high market capitalization to revenue multiple (i.e., the Company is positioned below median on revenue and above median on market cap). Several of the most important semiconductor competitors for relevant talent are substantially larger companies.
Advanced Micro Devices	Microchip Technology	Seagate Technology
Analog Devices	Micron Technology	Skyworks Solutions
Broadcom	NetApp	Synopsys
Cadence Design Systems	ON Semiconductor	Teradyne
Keysight Technologies	Palo Alto Networks	Texas Instruments
KLA	Qorvo	Western Digital
Lam Research	QUALCOMM
Relative to this peer group at the time of approval in September 2023, the Company ranked at approximately the 27th percentile on a last four quarters revenue basis, 53rd percentile on a one-year revenue growth basis and at the 44th percentile on market capitalization.
The ECC reviews the practices of members of the peer group to better understand and assess the competitiveness of the compensation that the Company pays to its executives, both with respect to each compensation element and the overall compensation package. The ECC uses this information in its determinations and assessments but does not determine compensation by benchmarking to the peer group. At the beginning of fiscal 2025, the ECC reviewed our executive compensation program, both in the context of our pay-for-performance philosophy and from a market perspective and set the target total direct compensation opportunities for our named executive officers for fiscal 2025 taking into account individual performance, experience, criticality and retention for each executive.

Marvell Technology, Inc. 2025 Proxy Statement	30

Elements of Compensation
Our fiscal 2025 executive compensation program consisted of four primary elements: base salary, short-term incentives, long-term incentives, and employee benefits.
Annual Base Salary
Base salary represents the fixed component of our executive compensation program. Base salaries are provided to:
▪
Recognize expertise, skills, knowledge, and responsibilities of our executives; reward individual performance and contribution to our overall business goals; and

▪
Attract and retain executive talent by providing competitive fixed amounts.

Annual Incentive Plan
Our short-term cash incentive program, the Annual Incentive Plan (“AIP”), is designed to:
▪
Provide additional focus on the achievement of annual company goals;

▪
Align total cash compensation with actual Company performance;

▪
Provide competitive total target cash compensation levels to attract and retain executive talent; and

▪
Reward our executives for the achievement of Company and individual goals.

Long-Term Incentive Equity Awards
For fiscal 2025, our long-term incentive compensation (“LTI”) was granted in the form of time- and performance-based equity awards designed to:
▪
Attract and retain critical executive talent by providing a competitive earnings opportunity through our LTI program;

▪
Align the interests of our executives and our stockholders;

▪
Focus our executives on achieving and sustaining longer-term business results; and

▪
Reward and differentiate superior Company and executive performance.

Benefits and Perquisites
Marvell does not provide material perquisites to our executive officers or directors. Our named executive officers are eligible to participate in our life, health and welfare benefit programs and our tax-qualified Section 401(k) plan on the same terms and conditions as our other salaried employees. We provide a life insurance benefit to all salaried employees, including our named executive officers, at the rate of two-and-a- half times annual base salary (rounded to the higher multiple of $1,000) or $1,000,000, whichever is less. We offer all U.S. and most non-U.S. employees, including our named executive officers, the ability to purchase our common shares at a discount under our ESPP, subject to the terms and conditions in the ESPP. Marvell also provides the executive officers with the ability to obtain supplemental health coverage with certain costs of such program paid for by the Company.

Marvell Technology, Inc. 2025 Proxy Statement	31

Other than the benefits described above, our named executive officers did not receive any material employee benefits in fiscal 2025.
Executive Compensation Program for Fiscal 2025
Fiscal 2025 Pay Outcomes
▪
Based on our actual revenue, gross margin, and operating margin for fiscal 2025, the AIP Financial Performance Metrics, the total Corporate Achievement level was 131.2% of target. See “Annual Incentive Plan” below for more details.

▪
Our total shareholder return for the three-year performance period for the fiscal 2022 TSR PSU awards granted on April 15, 2021 was 34.7%, which was above the median of the S&P 500 Index. The PSUs were earned at 106% of target following certification by the ECC on April 15, 2024.

Base Salary
The ECC retains the discretion to change the base salaries for our executives from time to time. In fiscal 2025, the ECC increased the base salaries for the named executive officers as noted below. The ECC determined that these adjustments were appropriate considering each individuals’ performance in the prior fiscal year, internal pay parity with other senior leaders, any retention concerns, adjustments to roles and responsibilities, and an analysis of relevant competitive market data.
Executives	Fiscal 2024 Base Salary ($)	Fiscal 2025 Base Salary ($)	Change (%)
Matthew J. Murphy	1,150,000	1,185,000	3.04
Raghib Hussain	675,000	700,000	3.70
Willem Meintjes	640,000	650,000	1.56
Chris Koopmans	585,000	600,000	2.56
Mark Casper	500,000	530,000	6.00
Annual Incentive Plan (AIP)
Target Cash Incentive Opportunities
At the beginning of fiscal 2025, the ECC reviewed the design of the AIP, including a review of the target cash incentive opportunities established for each of the roles and a comparison of those percentages to the percentage target opportunity for similar roles at applicable peer companies. Based on this review, as a result of an analysis of the relevant competitive market data, the ECC approved an increase in the target cash incentive opportunity (expressed as a percentage of base salary) for Mr. Koopmans for fiscal 2025 in light of his increased responsibilities and to align with peer companies. No other changes were made to the target cash incentive opportunities for the named executive officers.
Executives	Base Salary ($)	AIP Target (% of salary)	Target Annual Cash Incentive ($)
Matthew J. Murphy	1,185,000	200	2,370,000
Raghib Hussain	700,000	100	700,000
Willem Meintjes	650,000	100	650,000
Chris Koopmans	600,000	100	600,000
Mark Casper	530,000	90	477,000
AIP Design — Corporate Performance Measures
Under the AIP, our executive officers are eligible to earn annual cash incentives based upon the achievement of pre-established performance goals and, for the named executive officers other than the Chief Executive Officer and Chief Financial Officer, individual performance goals. Total incentive opportunities for fiscal 2025 were based on the achievement of semi-annual targets but paid annually. The ECC split the annual targets into equally weighted 1st and 2nd half targets. Incentive payouts may range between 0% and 200% of the target annual cash incentive opportunity. However, if achievement of our corporate financial metrics is less than 100%, payouts are capped at the target level without regard to above-target individual goal achievements.
The fiscal 2025 AIP was based on three corporate financial metrics:
▪
revenue (45%),

▪
non-GAAP gross margin (defined as non-GAAP gross profits from continuing operations divided by revenue) (25%), and

▪
non-GAAP operating income margin (defined as non-GAAP operating income divided by net sales) (30%).

Marvell Technology, Inc. 2025 Proxy Statement	32

Non-GAAP financial measures exclude the effect of stock-based compensation expense, amortization of the inventory fair value adjustment associated with acquisitions, amortization of acquired intangible assets, acquisition and divestiture-related costs, restructuring and other related charges (including, but not limited to, asset impairment charges, employee severance costs, and facilities related charges), resolution of legal matters, and certain expenses and benefits that are driven primarily by discrete events that management and the ECC do not consider to be directly related to the Company’s core business. The Company uses non-GAAP metrics in its executive compensation plans and awards in an effort to better correlate executive compensation to Company performance as these metrics are believed to better reflect the economic reality of the Company’s operations. The non-GAAP performance metrics used for the AIP above, or for any performance-based equity awards, are determined by the ECC (in its sole discretion).
If the Company fails to achieve the threshold level, as set forth in the table below, for any of the above corporate financial performance goals, no payout is awarded for that goal. The ECC determined that the combined application of all the metrics would make achievement difficult to meet at target and very difficult to meet at maximum performance levels.
Fiscal 2025 AIP Design — Individual Performance Goals
The ECC determined that it is desirable to provide for some limited variation in incentive compensation based on individual performance for some of the executive officers. For the Chief Executive Officer and the Chief Financial Officer, 100% of the payouts under the AIP are based solely on the Company performance goals described above. Payouts under the AIP for the other named executive officers are based 80% on the Company performance goals described above and 20% on individual performance goals that are established at the beginning of the year, provided, that overachievement on the aggregate bonus payout is not permitted unless the achievement of the Company’s performance goals is 100% or more. The individual performance goals were approved by the Chief Executive Officer. Information on the individual performance goals is provided below.
Fiscal 2025 Individual Performance Goals
Our individual performance goals involve highly confidential, competitively sensitive information, including forward-looking targets and product-specific strategies that if disclosed could cause irreparable competitive harm by providing competitors with insight into our internal processes, know-how, products, and business initiatives, particularly as many of these goals build on multi-year achievements in order to execute on our overall business strategies. However, we understand stockholders’ desire for additional information regarding our individual performance goals and have strived to provide greater visibility into the individual goal components while balancing these competitive concerns.
Raghib Hussain Goals

▪
Coordinate cross-company efforts to obtain key design win opportunities at hyperscalers

▪
Develop and execute corporate-sponsored strategic business initiatives

▪
Develop a cloud and data center technology roadmap

▪
Increase employee engagement

▪
Expand and enhance our corporate brand

Chris Koopmans Goals

▪
Drive best-in-class supply chain management

▪
Optimize IT for sustainable growth and excellence

▪
Manage specified custom products, and ramp with high quality, capacity, and lower cost

▪
Achieve specified product quality metrics

▪
Identify and address business risks

▪
Enhance our external branding

▪
Drive enhanced profitability of certain business units

Mark Casper Goals

▪
Align strategic focus with business strategy across organization

▪
Leverage legal analytics and metrics to drive data-driven approach

▪
Implement automation and generative AI to enhance impact

▪
Implement contract management lifecycle tool

▪
Proactive regulatory tracking and regulatory readiness

▪
Streamline and enhance policies, procedures, and training

Marvell Technology, Inc. 2025 Proxy Statement	33

Actual Performance Against Goals
The following tables present the fiscal 2025 AIP performance goals established by the ECC for the first half and second half of fiscal 2025 at threshold, target, high, and maximum performance levels and the actual fiscal 2025 performance for each of these metrics. Each goal was tied to the annual operating plan which is based on our internal financial projections and is approved by the Board. Some of these goals were below the levels set by the ECC in fiscal 2024 to reflect changes in the Company’s internal financial projections for fiscal 2025. These projections were based on the Board’s good faith evaluation of the expected financial trends for fiscal 2025 at the time the goals were set as follows:
▪
We expected changes to revenue and margin to be impacted by our product mix, which was expected to be different in the first and second halves of fiscal 2025.

▪
We expected sequential growth in our data center revenue with initial shipments of our cloud optimized silicon programs for AI complementing our electro-optics franchise at the beginning of the fiscal year. We also expected soft demand impacting consumer, carrier infrastructure, and enterprise networking end markets in the first half of fiscal 2025. We further expected revenue declines in these end markets would be behind us after the first half of fiscal 2025, and we projected a recovery in the second half of fiscal 2025.

▪
We expected gross margin to be lower in the second half of fiscal 2025 due to an expected ramp in our custom ASIC business, which products have historically had lower gross margins. As a result, we expected a degradation in our gross margin during the second half of the year, but a step up, sizably in operating profit.

At the time the AIP target performance levels were established, we determined that setting goals aligned with our internal financial projections — though in some cases lower than the prior fiscal year — was in the best interests of the Company and our stockholders. These target levels reflected the complexity of the environment, shaped by a multitude of factors including an evolving end market, ramp of cloud-optimized silicon, and ongoing channel inventory dynamics. The Board believed that meeting these target levels would require the leadership team to actively and aggressively influence outcomes and drive results amid significant operational and market challenges. The ECC set the payout levels at levels they believed to be necessary to incentivize our executive team for fiscal 2025 and at a level that was believed, based on our internal financial projections, to be difficult, but achievable.
	Annual Operating Plan				Scoring
Performance Metric (1st Half of FY25)	Threshold	Target	High	Max	Actual	Score	Weight
Revenue (in 000’s)	$1,998	$2,350	$2,468	$2,585	$2,434	136%	45%
Non-GAAP Gross Margin (%)	62.0%	62.5%	63.0%	63.5%	62.1%	41%	25%
Non-GAAP Operating Income Margin (%)	18.2%	23.6%	24.9%	26.3%	24.7%	144%	30%
Payout (% of Target)	0%	100%	150%	200%		115%
	Annual Operating Plan				Scoring
Performance Metric (2nd Half of FY25)	Threshold	Target	High	Max	Actual	Score	Weight
Revenue (in 000’s)	$2,550	$3,000	$3,150	$3,300	$3,334	200%	45%
Non-GAAP Gross Margin (%)	60.7%	61.2%	61.7%	62.2%	60.2%	0%	25%
Non-GAAP Operating Income Margin (%)	25.1%	29.6%	30.8%	32.1%	31.8%	192%	30%
Payout (% of Target)	0%	100%	150%	200%		148%
The score for each financial performance metric was determined by the actual achievement against the applicable targets (for example, between Target and High) based on a straight-line interpolation of pay and performance. The combined achievement score for each half of the year was based on the weighting of each metric. The total corporate achievement for the fiscal year based on the Financial Performance Metrics was 131.2%, which is the average of the first half and second half achievement levels. The individual funding factor was determined by the ECC in consultation with the Chief Executive Officer and the named executive officers (other than the CEO and CFO) were deemed to have met their individual performance goals at the levels set forth below.
Based on the Company’s performance in fiscal 2025 against its corporate financial performance goals and, in the case our named executive officers other than the CEO and CFO, their individual performance goals, each named executive officer was paid a percentage of his target cash incentive opportunity as set forth below.
Executives	Target Annual Cash incentive ($)	Funding Factor Corporate	Funding Factor Individual	Actual Payout ($)
Matthew J. Murphy	2,370,000	131.2%	N/A	3,109,440
Raghib Hussain	700,000	131.2%	170%	1,046,976
Willem Meintjes	650,000	131.2%	N/A	852,800
Chris Koopmans	600,000	131.2%	170%	897,408
Mark Casper	477,000	131.2%	150%	688,406

Marvell Technology, Inc. 2025 Proxy Statement	34

Equity Awards
Fiscal 2025 Equity Awards
To reinforce the importance of long-term value creation and alignment with stockholders in our overall compensation strategy, the percentage of annual equity value granted in the form of performance-based awards is 70% for the CEO and 60% for other executive officers. Similar to past years, to determine individual equity award amounts, the ECC considered each named executive officer’s target total direct compensation opportunity against that of similarly situated executives at the companies in our peer group, current performance and projected future contributions, as well as the retention value of their outstanding unvested equity from previously granted awards.
The ECC approved grants to the named executive officers for fiscal 2025, which were comprised of time-based RSUs and TSR RSUs as part of the annual award process. The grant date fair value of all stock awards is provided in the Fiscal 2025 Summary Compensation Table and the number of shares per equity vehicle at target are shown in the tables below. No out of cycle or special awards were granted in fiscal 2025.
April 2024 Annual Equity Awards:
Executives	RSU # Shares	TSR RSU # Shares	Total Shares at Target (#)*
Matthew J. Murphy	83,624	195,122	278,746
Raghib Hussain(1)	39,025	58,537	97,562
Willem Meintjes	30,662	45,993	76,655
Chris Koopmans	33,450	50,174	83,624
Mark Casper	16,725	25,087	41,812

*
Target is based solely on the TSR component of the grants.

(1)
As reported in a Current Report on Form 8-K filed on April 14, 2025, Mr. Hussain will resign from his position with the Company effective as of May 2, 2025. As a result, only 13,008 RSU shares have vested. The remaining 26,017 RSU shares and all 58,537 TSR RSU shares will be forfeited.

April 2024 RSU Awards Vesting Terms. Subject to continued service with the Company, the RSUs will vest in equal quarterly installments over three years from the grant date.
April 2024 TSR RSU Awards Performance and Vesting Terms. Fiscal 2025 TSR RSUs are earned and vest based on our TSR performance relative to the S&P 500 Index over the performance period measured from April 15, 2024 to April 5, 2027, up to a maximum 200% of the target award amount. In addition, the amount earned and vesting may be increased by up to 150% based on the Non-GAAP EPS compound annual growth rate (“Non-GAAP EPS CAGR”) for the Company measured against the Non-GAAP EPS CAGR for the companies in the peer group (as such peer group is discussed previously under The Role of Peer Groups — Market Analysis) (“EPS Multiplier”). Notwithstanding the foregoing, the maximum payout of the product of (x) the relative TSR payout, multiplied by (y) the EPS Multiplier will not exceed 250% of the target award amount. If the performance targets are met including the Non-GAAP EPS CAGR, the earned shares will all vest on April 15, 2027 (three years from the date of grant), subject to continued service with the Company through such date.
Annual Performance Awards Design Considerations.
The S&P 500 Index was chosen as the relative measure for the TSR RSUs as its results are more stable year over year and the use of this index results in less discretionary revisions by the ECC after the fact than an industry-specific index.
▪
The semiconductor industry is known for its cyclical nature, which can lead to significant fluctuations in an industry-specific index. This volatility can impact the stability of executive compensation tied to the index and cause large swings in compensation levels from year to year regardless of the performance of the individual executive. In such a case, executives may feel that their compensation is subject to factors beyond their control, leading to frustration and demotivation. To manage the impact of large index swings (which are more likely on an industry specific index), executives may focus on short-term gains for the Company rather than long-term strategic goals. This can be detrimental to the Company’s overall health and sustainability.

▪
In addition, an industry-specific index can be significantly impacted by the merger or acquisition of one or more companies in the index as the financial performance of the merged entity may differ significantly from the individual companies. Fewer companies in the industry-specific index due to significant industry consolidation causes the index to become dependent on a smaller number of companies. A decreasing number of companies may result in the index no longer accurately representing the sector as one or two companies may experience significant price movements, which then can have a larger impact on the overall index. Plus, when there are significant changes to the companies in an industry-specific index, the ECC may be required to use its discretion to deal with the changes. Discretionary decisions can be perceived as opaque by executives and investors, leading to concerns about fairness and consistency. In addition, the use of such discretion can create uncertainty for executives, as they may not have a clear understanding of how their performance will be evaluated and rewarded.

In fiscal 2023, the Company added the Non-GAAP EPS CAGR metric to the performance-based equity awards in response to stockholder feedback that investors prefer that performance-based equity awards use more than one performance metric. The relative TSR and the Non-GAAP EPS CAGR metrics were chosen by the ECC to align the executives long-term interests with those of our stockholders and to avoid redundancy with the metrics used under the AIP. The performance-based metrics are both long-term metrics and use at least a minimum three-year vesting period.

Marvell Technology, Inc. 2025 Proxy Statement	35

For the TSR component, there will be a straight-line interpolation of the payout percentages for TSR between each of the payout levels, rounded up to the nearest whole share. No shares are earned if TSR is more than 33 percentage points below the Index.
Performance Level	Versus the S&P 500 Index	Payout
Maximum	+33% over	200% of target
Target	Equal to Index	100% of target
Minimum	Greater than -33% under	0% of target
Notwithstanding the foregoing, in the event the Company’s actual TSR is negative over the three-year Performance Period, payout of the TSR component will be no more than 100% of target. The foregoing cap does not affect the EPS Multiplier noted below.
For the EPS Multiplier, actual performance will be calculated over a two-year performance period using a straight-line interpolation between the 50th percentile and the 75th percentile (rounding up to the nearest percent). In no circumstance will the EPS Multiplier result in reducing the shares earned under the relative total stockholder return metric. Notwithstanding the foregoing, maximum payout of the product of (x) the relative TSR payout, multiplied by (y) the EPS Multiplier will not exceed 250% of the target award amount.
Percentile Rank in Peer Group	Multiplier
Equal to or less than 50th percentile	100%
50th to 75th percentile	interpolated
At 75th percentile or higher	150%
Measurement and Settlement in Fiscal 2025 of TSR RSUs Granted in Fiscal 2022
The fiscal 2022 TSR RSU awards were based on the achievement of performance objectives relating to the relative TSR of our common stock as compared to the TSR of the companies in the S&P 500 Index over the performance period measured from April 15, 2021 to April 5, 2024. There was a straight-line interpolation of the payout percentages for TSR between each of the payout levels (for example, between target and maximum performance), rounded up to the nearest whole share.
Performance Level	Versus the S&P 500 Index	Payout
Maximum	+33% over	200% of target
Target	Equal to the Index	100% of target
Minimum	-33% under	0% of target
In fiscal 2025, each participating named executive officer earned shares at 106% of target corresponding with a TSR of 34.67% compared to the S&P 500 Index TSR of 32.85% for the performance period. These awards were earned and vested in fiscal 2025 as indicated below.
Name	Grant Date	Vest Date	Number of Shares Target	Number of Shares Earned
Matthew J. Murphy*	4/15/2021	4/15/2024	135,302	143,421
Raghib Hussain	4/15/2021	4/15/2024	48,483	51,392
Willem Meintjes**	4/15/2021	4/15/2024	7,893	8,367
Chris Koopmans	4/15/2021	4/15/2024	20,296	21,514
Mark Casper***	—	—	N/A	N/A

*
Mr. Murphy deferred settlement of these awards.

**
Mr. Meintjes had not yet been promoted to Chief Financial Officer on the date of grant.

***
Mr. Casper was not employed by the Company on the date of grant.

Achievement Under Special Performance-Based Equity Grants to Select Executive Officers
In April and May of 2023, the Company granted performance-based awards to Messrs. Murphy, Hussain and Koopmans (the “Special Performance-Based Equity Grants”) that could be earned in four equal tranches based on the sustained achievement of stock price targets of $60, $80, $100, and $120. For a tranche to be earned, the Company’s average closing market price of its common stock over a 60-trading day period needs to exceed the stock price associated with that tranche. If a tranche is earned based on the stock price, the number of shares earned may be increased or decreased based on the Company’s total shareholder return relative to the S&P 500 Index. After the number of shares earned is determined, the shares vest based on continued service through the 3rd and 5th anniversary of the date of grant (50% of the

Marvell Technology, Inc. 2025 Proxy Statement	36

earned shares on each date). Since these Special Performance-Based Equity Grants were granted in calendar 2023, a detailed description of the terms and conditions of these awards, as well as their purpose, is discussed in the definitive proxy statement for our 2024 Annual Meeting filed with the SEC on May 8, 2024.
In fiscal 2025, the tranches for the $80 and $100 stock price targets of these awards were achieved and certified by our ECC and at the time each was met, our total shareholder return was above the 90th percentile of the S&P 500 index, resulting in each tranche being earned in an amount equal to 120% of the target number of units granted. The number of shares subject to these achieved tranches that were earned in fiscal 2025 were: Mr. Murphy (470,968), Mr. Hussain (149,950), and Mr. Koopmans (74,975). These shares will vest as to 50% of the units earned in each of April 2026 and April 2028 for Mr. Murphy and as to 50% in each of May 2026 and May 2028 for Mr. Koopmans, subject in each case to the executive’s continuous employment at the Company through each such vesting date. Mr. Hussain’s earned shares will be forfeited as he will not be employed by the Company on the vesting dates.
No Special Equity Awards Granted
After discussion with several of our large institutional stockholders, we have not granted one-time equity awards to any named executive officer (the “NEOs”) since May 2023, and, at this time, we intend to rely solely on our annual “refresh” equity award grant cycle for purposes of granting future equity awards to our executives as part of their target total direct compensation opportunities. See “Stockholder Engagement” of this Proxy Statement for more information on our recent stockholder engagement activities.
Share Repurchases Considerations
Historically, the Company has granted TSR RSUs that are earned and vest based on the relative TSR of the Company compared to an appropriate index (TSR RSUs), performance-based RSUs that are earned and vest based on metrics related to the Company’s financial statements (Financial Performance Metric RSUs), performance-based RSUs that are earned and vest in whole or in part based on the achievement of a specific stock price, and awards that vest partially based on TSR and partial based on Non-GAAP EPS CAGR. When granting performance-based awards that are earned and vest based on relative TSR, EPS or on the Company’s stock price, the ECC takes into account the potential impact that share repurchases may have on the awards.
Other Factors Considered in Determining Executive Compensation
Employment Agreements
See the section in this proxy statement entitled “Employment Contracts, Severance Agreements and Change-in-Control Arrangements” for additional information on the terms of employment, severance and change in control agreements the ECC has approved with respect to the named executive officers. In 2016, the ECC approved entering into a severance agreement with Mr. Murphy concurrently with his commencement of employment, given the recent Board and management changes at the Company at that time. The Company does not have severance agreements in effect with the other named executive officers. The ECC annually reviews market and peer group severance and change in control agreement trends and practices, as well as the Company’s severance and change in control agreements and policies.
Change in Control Severance Plan (“CIC Plan”)
In June 2016, the ECC recommended, and the Company’s Board adopted, the CIC Plan, the purpose of which is to provide specified payments and benefits to certain employees of the Company whose employment is subject to being either involuntarily terminated or voluntarily terminated for Good Reason under the circumstances described in the CIC Plan. The ECC has made several changes to that plan as part of its periodic reviews of competitive market practices and trends. All capitalized terms are as defined in the CIC Plan. A copy of the CIC Plan can be found at Exhibit 10.14 to our Annual Report on Form 10-K as filed with the SEC on March 12, 2025.
The ECC designed the CIC Plan to protect key employees involved in evaluating certain transactions in order to facilitate a clear focus on what is best for stockholders by making the executives neutral to a potential transaction. The protections offered by tier were developed in consideration of competitive market practice and trends, and the Company executives were slotted into tiers based on the ongoing executive team structure. Benefits are only payable upon the occurrence of an Involuntary Termination of employment during the period beginning on the signing of a definitive agreement to sell the Company and ending on the date that is 24 months following the Change in Control (i.e., double trigger).
The ECC has designated the following named executive officers as participants in the CIC Plan at the levels set forth following their names: Matthew J. Murphy (Tier 1); Raghib Hussain (Tier 2); Willem Meintjes (Tier 2); Chris Koopmans (Tier 2); and Mark Casper (Tier 2). Benefits payable with respect to the various tiers may be found in the section of this proxy statement entitled “Employment Contracts, Severance Agreements and Change-in-Control Arrangements.”
Equity Grant Practices Policy
Our Board has adopted a policy with respect to our equity award grant practices. Our current policy covers, among other things, the following:
▪
The ECC, or a subcommittee thereof, has the authority to approve equity award grants to employees, provided that only the ECC (and not a subcommittee thereof) may approve equity award grants to our executive officers.

▪
Equity award grants to newly hired employees are made monthly during regularly scheduled ECC or subcommittee meetings. An equity award proposal is generally prepared for consideration by the 15th day of the month following the month of the new employee’s

Marvell Technology, Inc. 2025 Proxy Statement	37

date of hire and granted using the average closing price of the Company’s common stock for the 30 trading days prior to the grant date. These awards may only be granted by the ECC or a subcommittee of the ECC and are typically based upon a set of guidelines established by the human resources department and reviewed by the ECC on the recommendation of the Chief Executive Officer.
▪
Annual equity award grants to employees are generally made after the annual performance review process is completed and are generally scheduled to be made on the 15th of April.

▪
The Company discontinued granting stock options during 2016 (other than in certain cases in connection with the conversion of options in a merger or other acquisition (“M&A”) transaction) and has granted RSUs in lieu thereof. If the Company should grant stock options (other than in connection with an M&A transaction), such grants are to be granted during an “open window.” This restriction does not apply to RSUs or other types of equity awards that do not include an exercise price related to the market price of our securities on the date of grant. Other than with respect to annual equity award grants or as otherwise approved by the ECC, any equity award grants to executive officers are generally made during an “open window.” All stock option grants must have an exercise price per share no less than the per share fair market value of our shares of common stock on the date of grant, as determined under the appropriate U.S. financial accounting rules and the applicable rules and regulations under the U.S. securities laws.

Policy Concerning Recoupment of Executive Officer Incentives Following Restatement
In fiscal 2024, we amended our Clawback Policy to comply with Nasdaq Listing Rule 5608 and Exchange Act Rule 10D-1 and as result we increased the scope of the compensation subject to the clawback to include certain types of performance-based equity awards. Under the amended policy, in the event that the Company is required to prepare an accounting restatement of its reported financial results due to the Company’s material noncompliance with any financial reporting requirement under the United States securities laws, the Company will require its current and former executive officers to reimburse all or any portion of the Incentive Compensation (defined below) earned by or paid to such executive officers for the period of such restatement (but in no event to exceed the three fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement) that would not have otherwise been paid or earned based upon the restated financial results.
“Incentive Compensation” generally means any compensation granted, earned or vested based in whole or in part on the Company’s attainment of any Financial Reporting Measure.
“Financial Reporting Measure” means a measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measure derived wholly or in part from such financial information (including, but not limited to, non-GAAP financial measures). For the avoidance of doubt, Financial Reporting Measures shall include any measure based in whole or in part on the Company’s stock price or total stockholder return.
Any right of recoupment under the Clawback Policy is in addition to, and is not in lieu of, any actions imposed by law enforcement agencies, regulators including the Securities and Exchange Commission, Nasdaq, or other authorities.
A copy of the Clawback Policy can be found at Exhibit 97 to our Annual Report on Form 10-K as filed with the SEC on March 12, 2025.
Stock Ownership Guidelines for Executive Officers
Our Board has established equity ownership guidelines for our executive officers designed to encourage long-term stock ownership and more closely link their interests with those of our other stockholders. These guidelines provide that the executive officers should hold shares of common stock equal in value to (i) six times the annual base salary for the Chief Executive Officer, and (ii) three times their respective annual base salary for the other executive officers. Executive officers have five years to satisfy the guidelines from June 24, 2020, or the date such person is designated as being subject to the guidelines, whichever is later. The Board reviews progress against these guidelines annually and updates them as appropriate. The Board or the N&G Committee may discuss with the executive the reasons for a shortfall if it occurs more than five years after an executive officer becomes subject to the guidelines and more than three years after a promotion increases the guidelines expectation. While below the applicable guidelines, at any time, there is a minimum holding expectation for 50% of the net after tax shares following vesting of RSUs and performance-based RSUs, including TSR RSUs, until the applicable guideline is met. The 50% holding expectation also applies if an executive officer is short of the guideline following a promotion, change in base salary, or guideline policy change. All of our executive officers met, or were on target to meet, within the required timeframe, the ownership guidelines as of our fiscal year-end. We include equity that has been earned but for which settlement has been deferred in the calculation, but we exclude unvested performance-based equity (whether earned or unearned), and unexercised options when determining if the guidelines have been satisfied.
Insider Trading/Anti-Hedging and Anti-Pledging Policies
We have adopted insider trading policies and procedures governing the purchase, sale, and/or other dispositions of our securities by employees, officers, and directors of, and consultants and contractors to, us or any of our subsidiaries, that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company.
All employees, officers, and directors of, and consultants and contractors to, us or any of our subsidiaries are subject to our Insider Trading Prohibition Policy and Guidelines. The policy prohibits the unauthorized disclosure of any nonpublic information acquired in the workplace and the misuse of material nonpublic information in securities trading. The policy also includes specific anti-pledging and anti-hedging provisions described in more detail below.
To ensure compliance with the policy and applicable federal and state securities laws, it is our policy that certain identified insiders, which include the named executive officers and directors, must refrain from the purchase or sale of our securities except in designated trading windows

Marvell Technology, Inc. 2025 Proxy Statement	38

or pursuant to preapproved Exchange Act Rule 10b5-1 trading plans. Even during an open trading window period, certain identified insiders, which include the named executive officers and directors, must comply with our designated pre-clearance policy prior to trading in our securities.
All members of the Board, all employees (including executive officers) of, and consultants and contractors to, the Company (collectively, “Insiders”) are prohibited from engaging in “short sales” of our securities or in trading “derivative securities” tied to our securities. We define a “derivative security” generally to be any security, the value of which is dependent to some degree on another security. Examples of the most common types of derivative securities include “warrants,” “puts,” and “calls.” Stock options or other securities issued pursuant to Company benefit plans or other compensatory arrangements with the Company are not subject to this prohibition. Insiders are also prohibited from purchasing any other financial instruments (including, but not limited to, prepaid variable forward contracts, equity swaps, and collars), or engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our stock. Insiders are permitted to invest in publicly offered funds that hold our stock, including mutual funds and exchange traded funds (“ETFs”), that are actively managed by an independent fund manager. Insiders are prohibited from investing in exchange funds also known as swap funds. An “exchange fund” allows an investor to “exchange” an individual stock, such as our stock, for shares in a fund of many pooled stocks. In addition, Insiders are prohibited from buying or selling interests in funds containing our securities on the basis of material nonpublic information about us.
Our executive officers and certain other insiders are prohibited from holding Marvell securities in a margin account or pledging Marvell securities as collateral for a loan.
A copy of the Insider Trading Prohibition Policy and Guidelines can be found at Exhibit 19 to our Annual Report on Form 10-K, as filed with the SEC on March 12, 2025.
Tax Considerations
Under Section 162(m) of the Internal Revenue Code, the Company may not take a tax deduction for any compensation paid to its executive officers who are subject to Section 162(m) in excess of $1,000,000. Our ECC may consider the deductibility of compensation when making decisions but may authorize the payment of compensation that is not deductible when it believes it to be appropriate and in the best interests of the Company and our stockholders.
Accounting Considerations
We are required to estimate and record an expense for each equity award over its vesting period. The ECC may take into account the effect of the compensation expense under FASB ASC Topic 718 when making grants of equity compensation to our employees.

Marvell Technology, Inc. 2025 Proxy Statement	39

COMPENSATION COMMITTEE REPORT
The information contained in the Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the information by reference in such filing.
The ECC has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the ECC has recommended to our Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended February 1, 2025 (incorporated by reference) and this proxy statement.
The Executive Compensation Committee:
Robert Switz, Chair
Tudor Brown
Richard Wallace

Marvell Technology, Inc. 2025 Proxy Statement	40

Compensation of Named Executive Officers
Fiscal 2025 Summary Compensation Table
In accordance with SEC rules, our named executive officers include the following: (1) the individual who served as our principal executive officer during the fiscal year; (2) the individual who served as our principal financial officer during the fiscal year; and (3) the three most highly compensated executive officers other than our principal executive officer and principal financial officer as of the end of the fiscal year.
The following table shows the compensation earned by our named executive officers for the fiscal years noted.
Name and Principal Position	Fiscal Year	Salary	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation ($)(3)	Total ($)
Matthew J. Murphy Board Chairman, President and Chief Executive Officer	2025	1,178,942	—	27,863,106	3,109,440	8,654	32,160,142
	2024	1,138,698	—	41,792,162	2,226,400	5,780	45,163,040
	2023	1,058,154	—	19,197,984	2,180,660	5,780	22,442,578
Raghib Hussain President, Products and Technologies	2025	695,673	—	9,299,932	1,046,976	5,780	11,048,361
	2024	668,269	—	14,609,140	675,000	15,805	15,968,214
	2023	633,231		11,677,149	665,200	5,780	12,981,360
Willem Meintjes Chief Financial Officer	2025	648,269	—	7,307,015	852,800	5,780	8,813,864
	2024	632,590	—	4,579,338	619,520	5,780	5,837,228
	2023	440,646	—	6,617,010	380,210	5,780	7,443,646
Chris Koopmans Chief Operating Officer	2025	597,404	—	7,971,305	897,408	7,290	9,473,407
	2024	576,346	—	9,757,811	555,750	5,780	10,895,687
	2023	528,154	—	9,063,831	575,020	5,780	10,172,785
Mark Casper* Chief Legal Officer and Secretary	2025	524,808	—	3,985,653	688,406	7,230	5,206,097
	2024	492,692	—	2,943,844	450,000	5,780	3,892,316

*
Mr. Casper was not an executive officer in fiscal 2023.

(1)
The dollar value of the equity grants shown in this column represents the grant date fair value calculated on the basis of the fair market value of the underlying shares of common stock in accordance with FASB ASC Topic 718, with the dollar value of the performance-based RSUs based on target performance (i.e., the probable achievement level as of the grant date). The actual value that a named executive officer will realize on each time-based award and performance-based award will depend on the price per share of our shares of common stock at the time shares received in settlement of the awards are sold. There can be no assurance that the actual value realized by a named executive officer will be at or near the grant date fair value of the time-based or performance-based RSUs awarded.

In addition to the information in the Summary Compensation Table above, for performance-based RSUs, where the number ultimately issuable may vary, the following table shows the number of shares issuable and the grant date fair value at maximum performance.
	Number of Shares Issuable at Maximum Performance (#)	Estimated Future Payout at Maximum Performance ($)
Matthew J. Murphy	487,805	22,217,567
Raghib Hussain	146,343	6,665,316
Willem Meintjes	114,983	5,236,993
Chris Koopmans	125,435	5,713,063
Mark Casper	62,718	2,856,531

(2)
The amounts shown in this column represent annual cash incentive awards earned by the named executive officers under the AIP. Further information regarding the fiscal 2025 awards is included in the section entitled “Executive Compensation Program for Fiscal 2025 — Annual Incentive Plan (AIP)” in the Compensation Discussion and Analysis section of this proxy statement.

(3)
The amounts shown in this column for fiscal 2025 include, for each named executive officer, the Company’s 401(k) plan matching contributions in the amount of  $5,000 and premiums for basic life insurance in the amount of  $780. In addition, the total includes amounts paid in connection with a supplemental executive health plan for Messrs. Murphy, Koopmans, and Casper.

Marvell Technology, Inc. 2025 Proxy Statement	41

Grants of Plan-Based Awards in Fiscal 2025 Table
The following table shows the plan-based equity and non-equity awards for fiscal 2025 for our named executive officers.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Stock Awards Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Matthew J. Murphy	—	0	2,370,000	4,740,000	—	—	—	—	—
	4/15/2024	—	—	—	—	—	—	83,624	5,645,540
	4/15/2024	—	—	—	0	195,122	487,805	—	22,217,567
Raghib Hussain	—	0	700,000	1,400,000	—	—	—	—	—
	4/15/2024	—	—	—	—	—	—	39,025	2,634,617
	4/15/2024	—	—	—	0	58,537	146,343	—	6,665,316
Willem Meintjes	—	0	650,000	1,300,000	—	—	—	—	—
	4/15/2024	—	—	—	—	—	—	30,662	2,070,022
	4/15/2024	—	—	—	0	45,993	114,983	—	5,236,993
Chris Koopmans	—	0	600,000	1,200,000	—	—	—	—	—
	4/15/2024	—	—	—	—	—	—	33,450	2,258,243
	4/15/2024	—	—	—	0	50,174	125,435	—	5,713,063
Mark Casper	—	0	477,000	954,000	—	—	—	—	—
	4/15/2024	—	—	—	—	—	—	16,725	1,129,121
	4/15/2024	—	—	—	0	25,087	62,718	—	2,856,531

(1)
The amounts represent the threshold, target, and maximum dollar payouts under our AIP for fiscal 2025. There is no payout at threshold performance. Actual amounts earned are shown in the “Non-Equity Incentive Compensation” column of the preceding Summary Compensation Table of this proxy statement. Further information regarding this plan is included in the section entitled “Executive Compensation Program for Fiscal 2025 — Annual Incentive Plan (AIP)” in the Compensation Discussion and Analysis section of this proxy statement.

(2)
The fiscal 2025 TSR RSU awards are based on the achievement of performance objectives relating to the relative TSR of the Company’s shares of common stock as compared to the TSR of the companies on the S&P 500 Index over a three-year performance period. There will be a straight-line interpolation of the payout percentages for TSR between each of the payout levels (for example, between minimum and target performance), rounded up to the nearest whole share. The payout is zero for performance achievement at negative 32.99% relative TSR. The initial payout based on TSR performance above will then be modified based on the percentile rank of Marvell’s non-GAAP adjusted EPS growth during the applicable measurement period relative to the members of a custom peer group. Non-GAAP adjusted EPS will be based on the values disclosed in Marvell’s (or peer company’s) quarterly earnings press release.

(3)
These RSUs vest in equal quarterly installments over three years following the grant date.

(4)
The dollar value of stock awards shown represents the grant date fair value calculated on the basis of the fair market value of the underlying shares of common stock on the grant date in accordance with FASB ASC Topic 718, with the dollar value of the performance-based RSUs based on target performance (i.e., the probable achievement level as of the grant date). The actual value that a named executive officer will realize on each stock award will depend on the price per share of our shares of common stock at the time shares underlying the stock awards are sold. There can be no assurance that the actual value realized by a named executive officer will be at or near the grant date fair value of the stock awarded.

Marvell Technology, Inc. 2025 Proxy Statement	42

Outstanding Equity Awards at Fiscal 2025 Year-End
Time-Based and Performance-Based Restricted Stock Units at Fiscal Year-End
		Stock Awards
Name	Number of RSUs That Have Not Vested (#)(1)	Market Value of RSUs That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned RSUs That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market Value of Unearned RSUs That Have Not Vested ($)(4)
Matthew Murphy	6,151(5)	694,202	—	—
	—	—	172,216(6)	19,436,298
	55,192(7)	6,228,969	—	—
	—	—	309,071(8)	34,881,753
	706,448(9)	79,730,173	196,235(10)	22,147,082
	62,718(11)	7,078,353	—	—
	—	—	195,122(12)	22,021,469
Raghib Hussain	3,171(5)	357,879	—	—
	—	—	57,078(6)	6,441,823
	—	—	77,073(13)	8,698,459
	26,574(7)	2,999,142	—	—
	—	—	95,665(8)	10,796,752
	224,925(14)	25,385,036	62,478(15)	7,051,267
	29,269(11)	3,303,299
	—	—	58,537(12)	6,606,486
Willem Meintjes	766(5)	86,451	—	—
	—	—	13,778(6)	1,554,985
	—	—	16,601(13)	1,873,589
	10,206(16)	1,151,849	—	—
	—	—	45,926(17)	5,183,208
	17,171(7)	1,937,919	—	—
	—	—	61,815(8)	6,976,441
	22,997(11)	2,595,441	—	—
	—	—	45,993(12)	5,190,770
Chris Koopmans	3,554(5)	401,104	—	—
	—	—	39,364(6)	4,442,621
	—	—	53,358(13)	6,021,984
	22,486(7)	2,537,770
	—	—	80,948(8)	9,135,791
	112,463(14)	12,692,574	31,239(15)	3,525,634
	25,088(11)	2,831,432	—	—
	—	—	50,174(12)	5,662,638
Mark Casper	9,943(18)	1,122,167	—	—
	1,203(5)	135,771	—	—
	—	—	21,650(6)	2,443,419
	5,187(19)	585,405	—	—
	—	—	29,644(13)	3,345,622
	11,039(7)	1,245,862	—	—
	—	—	39,738(8)	4,484,831
	12,544(11)	1,415,716	—	—
	—	—	25,087(12)	2,831,319

Marvell Technology, Inc. 2025 Proxy Statement	43

Options at Fiscal Year-End (“FYE”)
	Option Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable	Options: Excise Price	Option Expiration Date
Raghib Hussain	116,024	—	$16.32	2/11/2027

(1)
In addition to time-based RSUs, this column also includes performance-based awards granted under our equity incentive plan for which the relevant performance condition has been satisfied but remain subject to continued time-based vesting.

(2)
The price per share of our shares of common stock on the last trading day of fiscal 2025 was $112.86 as reported on the Nasdaq Global Select Market on January 31, 2025. The market value of the unvested RSUs is equal to the applicable number of RSUs multiplied by $112.86.

(3)
Performance-based awards granted under our equity incentive plan are reported in this column at target for awards with expected payouts above threshold but below target. Awards with expected payouts above target payout are reported at maximum payout.

(4)
The market value of the awards is based on the target payout using the closing price of our common stock as of January 31, 2025, which was $112.86.

(5)
These RSUs granted on April 15, 2022 vested in full on April 15, 2025.

(6)
The fiscal 2023 TSR RSUs are based on the achievement of performance objectives relating to the relative TSR of the Company’s shares of common stock as compared to the TSR of the companies on the S&P 500 Index over the performance period measured from April 15, 2022 to April 5, 2025. There will be a straight-line interpolation of the payout percentages for TSR between each of the payout levels (for example between minimum and target performance), rounded up to the nearest whole share. For performance achievement at negative 32.99% relative TSR the rounded payout is one share. The initial payout based on TSR performance above will then be modified based on the percentile rank of Marvell’s non-GAAP adjusted EPS growth from fiscal 2022 to fiscal 2024 relative to the members of a custom peer group (20 companies). Non-GAAP adjusted EPS will be based on the values disclosed in Marvell’s (or peer company’s) quarterly earnings press release. The starting point for measuring EPS growth will be the 4 quarters ended on or prior to Marvell’s FYE 2022, and the ending point will be the 4 quarters ended on or prior to Marvell’s FYE 2024. The grant fully vested on April 15, 2025 at a payout level of 84% of target.

(7)
These RSUs granted on April 15, 2023 will vest in 5 remaining equal quarterly instalments from April 15, 2025 through April 15, 2026.

(8)
The fiscal 2024 TSR RSUs are based on the achievement of performance objectives relating to the relative TSR of the Company’s shares of common stock as compared to the TSR of the companies on the S&P 500 Index over the performance period measured from April 15, 2023 to April 5, 2026. There will be a straight-line interpolation of the payout percentages for TSR between each payout levels (for example, between minimum and target performance), rounded up to the nearest whole share. For performance achievement at negative 32.99% relative TSR the rounded payout is one share. The initial payout based on TSR performance above will then be modified based on the percentile rank of Marvell’s non-GAAP adjusted EPS growth from fiscal 2023 to fiscal 2025 relative to the members of a custom peer group (20 companies). Non-GAAP adjusted EPS will be based on the values disclosed in Marvell’s (or peer company’s) quarterly earnings press release. The starting point for measuring EPS growth will be the 4 quarters ended on or prior to Marvell’s FYE 2023, and the ending point will be the 4 quarters ended on or prior to Marvell’s FYE 2025. If the performance target is met, the earned shares will vest on April 15, 2026.

(9)
These shares of the Special Performance-Based Equity Grant have met the first hurdle and will vest evenly on April 15, 2026 and April 15, 2028.

(10)
The Special Performance-Based Equity Grant has a five-year performance period starting on April 15, 2023. These shares have 1 tier of price targets remaining ($120) and a Total Stockholder Return Adjustment (described below). 33.3% of the outstanding shares will be eligible to vest upon the achievement of each price target tranche. Performance achievement of a price target tranche shall occur once the average closing trading price for the Company’s common stock over a period of 60 trading days equals or exceeds the applicable price target for that tranche.

Tranche	Price Target	% of Outstanding
4	$120	100.0%
If performance achievement of a price target tranche has been achieved, the number of earned RSUs applicable to that price target tranche will be adjusted (higher, no adjustment, or lower) based on the Company’s Total Stockholder Return as compared to the total stockholder return of the companies included in (as of the grant date) the S&P 500 Index as measured from the grant date to that tranche’s applicable tranche achievement date as shown in the below table.
Performance Level	Versus the S&P 500 Index	Adjustment
Maximum	90th Percentile or higher	+20%
Target	25th Percentile to 89th Percentile	No Adjustment
Minimum	Less than 25th Percentile	-20%
Once the number of achieved RSUs of a tranche have been determined and certified, those achieved RSUs will generally vest in accordance with the following schedule:
▪
50% of the achieved RSUs will vest on the later of  (i) the 3-year anniversary of the grant date or (ii) the 15th day of the month after the performance achievement date, subject to the executive remaining employed at the Company on such date; and

▪
The remaining 50% of achieved RSUs will vest on the 5-year anniversary of the grant date (i.e., the last day of the performance period), subject to the executive remaining employed at the Company on such date.

(11)
These RSUs granted on April 15, 2024 will vest in 9 remaining equal quarterly instalments from April 15, 2025 through April 15, 2027.

(12)
The fiscal 2025 TSR RSUs are based on the achievement of performance objectives relating to the relative TSR of the Company’s shares of common stock as compared to the TSR of the companies on the S&P 500 Index over the performance period measured from April 15, 2024 to April 5, 2027. There will be a straight-line interpolation of the payout percentages for TSR between each payout levels (for example between minimum and target performance), rounded up to the nearest whole share. For performance achievement at negative 32.99% relative TSR the rounded payout is one share. The initial payout based on TSR performance above will then be modified based on the percentile rank of Marvell’s non-GAAP adjusted EPS growth from fiscal 2024 to fiscal 2026 relative to the members of a custom peer group (20 companies). Non-GAAP adjusted EPS will be based on the values disclosed in Marvell’s (or peer company’s) quarterly earnings press release. The starting point for measuring EPS growth will be the 4 quarters ended on or prior to Marvell’s FYE 2024, and the ending point will be the 4 quarters ended on or prior to Marvell’s FYE 2026. If the performance target is met, the earned shares will vest on April 15, 2027.

(13)
The fiscal 2023 TSR RSUs are based on the achievement of performance objectives relating to the relative TSR of the Company’s shares of common stock as compared to the TSR of the companies on the S&P 500 Index over the performance period measured from December 15, 2022 to December 5, 2025. There will be a straight-line interpolation of the

Marvell Technology, Inc. 2025 Proxy Statement	44

payout percentages for TSR between each of the payout levels (for example between minimum and target performance), rounded up to the nearest whole share. For performance achievement at negative 32.99% relative TSR the rounded payout is one share. The initial payout based on TSR performance above will then be modified based on the percentile rank of Marvell’s non-GAAP adjusted EPS growth from fiscal 2023 Q3 to fiscal 2025 Q3 relative to the members of a custom peer group (20 companies). Non-GAAP adjusted EPS will be based on the values disclosed in Marvell’s (or peer company’s) quarterly earnings press release. The starting point for measuring EPS growth will be the 4 quarters ended on or prior to Marvell’s fiscal 2023 Q3, and the ending point will be the 4 quarters ended on or prior to Marvell’s FYE 2024. If the performance target is met, the earned shares will vest on December 15, 2025.
(14)
These shares of the Special Performance-Based Equity Grant have met the first hurdle and will vest evenly on May 15, 2026 and May 15, 2028.

(15)
The Special Performance-Based Equity Grant has a five-year performance period starting on May 15, 2023. These shares have 1 tier of price targets remaining ($120) and a Total Stockholder Return Adjustment (described below). 33.3% of the outstanding shares will be eligible to vest upon the achievement of each price target tranche. Performance achievement of a price target tranche shall occur once the average closing trading price for the Company’s common stock over a period of 60 trading days equals or exceeds the applicable price target for that tranche.

Tranche	Price Target	% of Outstanding
4	$120	100.0%
If performance achievement of a price target tranche has been achieved, the number of earned RSUs applicable to that price target tranche will be adjusted (higher, no adjustment, or lower) based on the Company’s Total Stockholder Return as compared to the total stockholder return of the companies included in (as of the grant date) the S&P 500 Index as measured from the grant date to that tranche’s applicable tranche achievement date as shown in the below table.
Performance Level	Versus the S&P 500 Index	Adjustment
Maximum	90th Percentile or higher	+20%
Target	25th Percentile to 89th Percentile	No Adjustment
Minimum	Less than 25th Percentile	-20%
Once the number of achieved RSUs of a tranche have been determined and certified, those achieved RSUs will generally vest in accordance with the following schedule:
▪
50% of the achieved RSUs will vest on the later of  (i) the 3-year anniversary of the grant date or (ii) the 15th day of the month after the performance achievement date, subject to the executive remaining employed at the Company on such date; and

▪
The remaining 50% of achieved RSUs will vest on the 5-year anniversary of the grant date (i.e., the last day of the performance period), subject to the executive remaining employed at the Company on such date.

(16)
These RSUs granted on January 15, 2023 will vest in 4 remaining equal quarterly instalments from April 15, 2025 through January 15, 2026.

(17)
The fiscal 2023 TSR RSUs are based on the achievement of performance objectives relating to the relative TSR of the Company’s shares of common stock as compared to the TSR of the companies on the S&P 500 Index over the performance period measured from December 15, 2022 to December 5, 2025. There will be a straight-line interpolation of the payout percentages for TSR between each of the payout levels (for example, between minimum and target performance), rounded up to the nearest whole share. For performance achievement at negative 32.99% relative TSR the rounded payout is one share. The initial payout based on TSR performance above will then be modified based on the percentile rank of Marvell’s non-GAAP adjusted EPS growth from fiscal 2023 Q3 to fiscal 2025 Q3 relative to the members of a custom peer group (20 companies). Non-GAAP adjusted EPS will be based on the values disclosed in Marvell’s (or peer company’s) quarterly earnings press release. The starting point for measuring EPS growth will be the 4 quarters ended on or prior to Marvell’s fiscal 2023 Q3, and the ending point will be the 4 quarters ended on or prior to Marvell’s FYE 2024. If the performance target is met, the earned shares will vest on January 15, 2026.

(18)
These RSUs granted on November 15, 2021 will vest in 4 remaining equal quarterly instalments from February 15, 2025 through November 15, 2025.

(19)
These RSUs granted on October 15, 2022 will vest in 3 remaining equal quarterly instalments from April 15, 2025 through October 15, 2025.

Stock Vested in Fiscal 2025
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Matthew J. Murphy	88,584	7,178,730
Raghib Hussain	98,397	7,446,496
Willem Meintjes	43,576	3,566,278
Chris Koopmans	63,464	5,016,428
Mark Casper	34,680	2,838,829

(1)
Value realized on vesting equals the number of vested shares multiplied by the stock price of the Company’s shares on the vesting date.

Options Exercised in Fiscal 2025
No options were exercised in fiscal 2025.
Pension Benefits and Nonqualified Deferred Compensation
None of our named executive officers received any pension benefits during fiscal 2025.
None of our named executive officers contributed to or received earnings from a nonqualified deferred compensation plan during fiscal 2025.

Marvell Technology, Inc. 2025 Proxy Statement	45

Our 1995 Stock Option Plan allows executive officers and directors to defer settlement of vested equity grants. In fiscal 2022, Mr. Murphy deferred settlement of a performance-based equity grant that would have otherwise vested and settled on April 15, 2024. See Section entitled “Measurement and Settlement in Fiscal 2025 of TSR RSUs Granted in Fiscal 2022” of this proxy statement for additional information about the grant that was deferred by Mr. Murphy. Information on the earnings and value of such deferred compensation is provided in the table below.
NONQUALIFIED DEFERRED COMPENSATION
Name	Executive contributions in last FY ($)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
Matthew Murphy, Chief Executive Officer(1)	9,735,417	—	973,417	—	16,186,494

(1)
The amounts in the above table were not reported as compensation in the Fiscal 2025 Summary Compensation Table. Equity grants are reported in the Summary Compensation Table in the year granted, which in the case of the above grant for which settlement was deferred was fiscal 2022.

Chief Executive Officer Pay Ratio
Pursuant to Item 402(u) of Regulation S-K, we are required to disclose the ratio of the annual total compensation of our principal executive officer to the annual total compensation of our median employee. During fiscal 2025, the principal executive officer of the Company was our Chairman, President and Chief Executive Officer, Matthew J. Murphy. For fiscal 2025, Mr. Murphy’s annual total compensation, as disclosed in the Summary Compensation Table, was $32,160,142 and our median employee’s annual total compensation was $171,377, resulting in a pay ratio of approximately 188 to 1.
In accordance with Item 402(u) of Regulation S-K we identified the median employee as of December 30, 2024 by (i) aggregating for each applicable employee (A) annual base salary for salaried employees (or hourly rate multiplied by the estimated annual work schedule, for hourly employees), (B) the target incentive compensation, and (C) the estimated grant date fair value for employee equity awards granted in the fiscal year and ranking this compensation measure for our employees from lowest to highest. Amounts paid in foreign currencies were converted into U.S. Dollars using the average annual exchange rate as of the determination date, and we annualized the compensation of permanent employees that worked for less than the full year. This calculation was performed for all employees of the Company as of December 30, 2024, excluding Mr. Murphy.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
Employment Contracts, Severance Agreements and Change-in-Control Arrangements
During fiscal 2025, we had the following agreements with our named executive officers:
Matthew J. Murphy. As part of the offer letter that the Company entered into in connection with the recruitment of Mr. Murphy as President and Chief Executive Officer in 2016, the Company entered into a Severance Agreement with Mr. Murphy that provides for certain severance benefits should he be terminated in the future. Following the Company’s annual review of executive severance agreements, during fiscal 2024, the parties extended the agreement’s duration until April 15, 2028. The terms of the amended Severance Agreement are summarized below.
If Mr. Murphy’s employment is terminated by the Company for other than “Cause” or if he resigns for “Good Reason” (both as defined in the Severance Agreement), provided he executes and does not revoke a release of claims in a form provided by the Company, he will receive: (a) a lump sum separation payment equal to the sum of two times his then annual base salary, (b) 100% of his target cash incentive, (c) reimbursement for 12 months of medical insurance premiums, and (d) acceleration of certain equity grants as described below. For each “Equity Award” (as defined in the Severance Agreement): Notwithstanding anything to the contrary in any plan, agreement, or arrangement governing an Equity Award, (a) for each Equity Award subject only to time-based vesting, the vesting will be accelerated as if he had remained employed through the date 18 months following the termination of employment date, (b) for each Equity Award subject to performance-based vesting to the extent performance measurement has been completed and shares based on that performance will vest thereafter solely based on time, the vesting will be accelerated as if he had remained employed through the date 18 months following the termination of employment date, (c) for each Equity Award subject to performance-based vesting to the extent the performance measurement has not been completed, then the vesting of shares subject to each Equity Award will be accelerated by multiplying the number of shares at Target by the Pro Rata Acceleration Fraction (as defined below), and (d) for each Equity Award subject to performance-based vesting to the extent one but not all of the performance measurement components have been completed, then the vesting of shares subject to each such Equity Award will be accelerated by (i) multiplying the number of shares at Target by the Pro Rata Acceleration Fraction (as defined below) the result of which is then multiplied by the completed performance measurement. The Pro Rata Acceleration Fraction means the fraction in which the numerator is the number of days elapsed starting on the date of grant of the Equity Award until termination of employment in accordance with the Severance Agreement divided by the total number of days in the performance measurement period (provided, however, in the event there are 2 performance measurement periods for a particular Equity Award, then the longest period is used for purposes of the Pro Rata Acceleration Fraction). For purposes of this Agreement “Equity Award” means any equity awards covering shares of the Company’s common stock, including stock options, restricted stock, restricted stock units, stock appreciation rights, performance units, performance shares

Marvell Technology, Inc. 2025 Proxy Statement	46

and/or any other equity-based awards. The amended Severance Agreement shall terminate upon the later of (i) April 15, 2028, or (ii) if Mr. Murphy is terminated involuntarily by the Company without Cause prior to April 15, 2028, the date that all of the obligations of the parties hereto with respect to this agreement have been satisfied.
Mr. Murphy is also a Tier 1 participant in the Company’s CIC Plan, which provides the following benefits upon an “Involuntary Termination” within the time period beginning on the date that the Company enters into a definitive agreement whose consummation would result in a Change in Control and ending on the date that is 24 months following the Change in Control: (i) lump sum payment equal to 24 months of annual base salary, (ii) 200% of annual target cash incentive for the fiscal year in which an involuntary termination occurs, (iii) annual target cash incentive for the fiscal year in which an involuntary termination occurs pro-rated for the number of full months employed during the fiscal year, (iv) acceleration of 100% of outstanding and unvested equity awards (with performance-based equity awards subject to adjustment as set forth in the CIC Plan), and (v) reimbursement of 24 months of continued health coverage. If the provisions of the Company’s CIC Plan are triggered in connection with termination of his employment and he receives the severance benefits provided therein, he will not be eligible for the severance payments under the severance agreement.
For purposes of the Company’s CIC Plan, an “Involuntary Termination” means a termination by a participant for “Good Reason” (as defined in the CIC Plan), or a termination of the participant’s employment by the Company for reason other than “Cause”, death or “Disability” (each, as defined in the CIC Plan).
Raghib Hussain, Willem Meintjes, Chris Koopmans, and Mark Casper.   Messrs. Hussain, Meintjes, Koopmans, and Casper are Tier 2 participants in the Company’s CIC Plan, which provides the following benefits upon an “Involuntary Termination” within the time period beginning on the date that the Company enters into a definitive agreement whose consummation would result in a Change in Control and ending on the date that is 24 months following the Change in Control: (i) lump sum payment equal to 18 months of annual base salary, (ii) 150% of annual target cash incentive for the fiscal year in which an involuntary termination occurs, (iii) annual target cash incentive for the fiscal year in which an involuntary termination occurs pro-rated for the number of full months employed during the fiscal year, (iv) acceleration of 100% of outstanding and unvested equity awards (with performance-based equity awards subject to adjustment as set forth in the CIC Plan), and (v) reimbursement of 18 months of continued health coverage.
Indemnification Arrangements
We have entered into a standard form of indemnification agreement with each of our named executive officers and directors. A copy of our form of indemnification agreement can be found at Exhibit 10.1 to our Annual Report on Form 10-K as filed with the SEC on March 12, 2025.
Potential Payments on Termination or Change in Control
The following table shows the potential payments upon termination of employment or a change in control for the named executive officers. The terms of the CIC Plan applicable to each executive and the terms of any severance agreements, if any, are set forth above in the section entitled “Employment Contracts, Severance Agreements and Change-in-Control Arrangements.” The table assumes that (i) the triggering event took place on January 31, 2025, the last business day of fiscal 2025; (ii) the value of RSU acceleration is computed by multiplying the market price of our common stock on the last trading day of fiscal 2025, which was January 31, 2025 ($112.86), by the number of unvested restricted stock units that are subject to acceleration; and (iii) the pro-rata cash incentive was earned at target for each individual. Amounts actually received if any of our named executive officers cease to be employed will vary based on factors such as the timing during the year of any such event, the Company’s stock price, the named executive officer’s age, performance under the terms of applicable performance- based awards, and any changes to our benefit arrangements and policies.
Named Executive Officer	Involuntary Termination Other than for “Cause” or Voluntary Termination for “Good Reason” with No Change in Control ($)(1)	Involuntary Termination In connection with Change in Control or Voluntary Termination for “Good Reason” following Change in Control ($)
Matthew J. Murphy
Cash Severance	2,370,000	2,370,000
Cash Incentive	2,370,000	4,740,000
Pro-Rata Cash Incentive	—	2,370,000
Intrinsic Value of Equity Acceleration	104,862,176	174,671,168(2)
Health and Welfare Benefits	28,405	56,810
Total	109,630,581	184,207,978
Raghib Hussain	—
Cash Severance	—	1,050,000
Cash Incentive	—	1,050,000
Pro-Rata Cash Incentive	—	700,000
Intrinsic Value of Equity Acceleration	—	69,168,922(2)
Health and Welfare Benefits	—	53,647
Total	—	72,022,569

Marvell Technology, Inc. 2025 Proxy Statement	47

Named Executive Officer	Involuntary Termination Other than for “Cause” or Voluntary Termination for “Good Reason” with No Change in Control ($)(1)	Involuntary Termination In connection with Change in Control or Voluntary Termination for “Good Reason” following Change in Control ($)
Willem Meintjes
Cash Severance	—	975,000
Cash Incentive	—	975,000
Pro-Rata Cash Incentive	—	650,000
Intrinsic Value of Equity Acceleration	—	26,714,824(2)
Health and Welfare Benefits	—	43,951
Total	—	29,358,775
Chris Koopmans	—
Cash Severance	—	900,000
Cash Incentive	—	900,000
Pro-Rata Cash Incentive	—	600,000
Intrinsic Value of Equity Acceleration	—	45,577,463(2)
Health and Welfare Benefits	—	53,662
Total	—	48,031,125
Mark Casper	—
Cash Severance	—	795,000
Cash Incentive	—	715,500
Pro-Rata Cash Incentive	—	477,000
Intrinsic Value of Equity Acceleration	—	17,194,810(2)
Health and Welfare Benefits	—	53,662
Total	—	19,235,972

(1)
If the termination is in connection with a Change in Control, the terms of the CIC Plan apply, and no payments are due under any of the severance agreements described above.

(2)
The following assumptions were made in connection with the stock payouts: The performance grants were calculated at the tracking % as of 01/31/2025: fiscal 2023 TSR granted on April 15, 2023 at 68%, fiscal 2023 TSR granted on December 15, 2022 and January 15, 2023 at 200%, fiscal 2024 TSR at 200% and the fiscal 2025 TSR at 164%.

Life Insurance and Acceleration
Each executive’s estate or designated beneficiary would be eligible to receive a life insurance payment upon death. This life insurance benefit is provided to all salaried employees at the rate of two-and-a-half times annual base salary (rounded to the higher multiple of $1,000) or $1,000,000, whichever is less.
In addition, pursuant to the Equity Award Death and Disability Acceleration Policy adopted in February 2018 and applicable to all persons who hold equity under the 1995 Stock Option Plan, upon the death or “disability” (as defined in the policy) of the holder of an equity award, the vesting of the equity award will be accelerated as follows:
▪
for any equity award subject only to time-based vesting, 100% of the shares subject to the equity award;

▪
for any equity award subject to performance-based vesting where the performance period has been completed, 100% of the shares subject to the portion of the equity award that has become eligible to vest based on actual performance for the performance period; and

▪
for any equity award subject to performance-based vesting where the performance period has not been completed, 100% of the shares subject to the portion of the equity award that would become eligible to vest based on performance at 100% of target levels for the performance period.

Named Executive Officer	Potential Value ($)(1)
Matthew J. Murphy	170,071,217
Raghib Hussain	64,588,875
Willem Meintjes	26,550,654
Chris Koopmans	43,725,914
Mark Casper	17,610,110

(1)
Excludes life insurance payment which is provided to all salaried employees.

Marvell Technology, Inc. 2025 Proxy Statement	48

Pay Versus Performance Disclosure
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of our Company, illustrating pay versus performance, or PVP.
					Value of Initial Fixed $100 Investment Based On:
Fiscal Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for non-PEO NEOs	Average Compensation Actually Paid to non-PEO NEOs	Total Shareholder Return	Peer Group Total Shareholder Return	Net Income ($M)	Marvell TSR Relative to S&P 500 TSR
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	$32,160,142	$144,383,348	$8,635,432	$35,103,944	$480.7	$299.0	$(885.0)	44.1
2024	$45,163,040	$119,693,800	$8,524,389	$22,930,328	$286.8	$256.1	$(933.4)	29.5%
2023	$22,442,578	$(7,825,315)	$10,060,637	$1,326,725	$187.0	$171.7	$(163.5)	-26.3%
2022	$15,510,223	$57,345,982	$5,938,147	$16,708,351	$278.9	$189.8	$(421.0)	8.4%
2021	$14,615,795	$88,303,946	$4,064,191	$23,663,552	$215.5	$164.0	$(277.3)	98.3%
In the above table, Mr. Murphy is the PEO for fiscal years 2021-2025. The non-PEO named executive officers reflect the following individuals in each year:
2025:
Raghib Hussain, Willem Meintjes, Chris Koopmans, and Mark Casper.

2024:
Raghib Hussain, Willem Meintjes, Chris Koopmans, Sandeep Bharathi, and Mark Casper.

2023:
Raghib Hussain, Willem Meintjes and Jean Hu (each serving as CFO for part of the fiscal year), Chris Koopmans and Dan Christman.

2022:
Raghib Hussain, Jean Hu, Mitchell Gaynor, and Dan Christman.

2021:
Raghib Hussain, Jean Hu, Mitchell Gaynor, and Dan Christman.

	FY 2025
Adjustments to Reported Summary Compensation Table Total for CEO and Non-CEO Named Executive Officers	CEO	Non-CEO Named Executive Officers (Average)
Summary Compensation Table Total	$32,160,142	$8,635,432
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(27,863,106)	$(7,140,976)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$51,796,903	$12,835,400
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$87,287,864	$19,895,930
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$1,874,657	$671,719
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$(873,113)	$206,438
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0
Compensation Actually Paid	$144,383,348	$35,103,944
Given a significant amount of the values for Compensation Actually Paid to our PEO and the other NEOs are based on our stock price as of a particular date in time, and specifically under the SEC rules, required to be the last day of the listed fiscal year, it is important to note that the values could have been dramatically different if other dates were chosen. Accordingly, the values in the columns for Compensation Actually Paid to our PEO and the other NEOs could have been significantly less if other dates were chosen or if our stock price happened to be lower on the last day of the listed fiscal year.

Marvell Technology, Inc. 2025 Proxy Statement	49

The following table lists the financial performance measures that we believe represent the most important financial performance measures we used to link compensation actually paid to our named executive officers to our performance:
Most Important Performance Measures
Relative Total Shareholder Return (TSR)
Revenue
Earnings per Share (EPS)
Non-GAAP Gross Margin
Non-GAAP Operating Income Margin
The charts below show the relationship between the PEO and other NEOs’ compensation actually paid (“CAP”) to Net Income, Marvell TSR Relative to S&P 500 TSR (company selected measure in column (i) above), and the PHLX Semiconductor Index.

Marvell Technology, Inc. 2025 Proxy Statement	50

*Relative TSR is equal to Marvell TSR over each 1-year period less the TSR of the S&P 500 Index

Marvell Technology, Inc. 2025 Proxy Statement	51

CERTAIN RELATIONSHIPS
AND RELATED PARTY TRANSACTIONS
The Audit Committee is responsible for the review, approval, or ratification of “related-person transactions” between us or our subsidiaries and related persons. The Audit Committee will consider relevant facts and circumstances in determining whether or not to approve or ratify such a transaction and will approve or ratify only those transactions that are, in its judgment, appropriate or desirable under the circumstances. Under SEC rules and our written policy, a “related person” is a director, officer, nominee for director, or 5% stockholder at any time since the beginning of the last fiscal year and their immediate family members. We have adopted written policies and procedures that apply to any transaction or series of related transactions in which the Company or a subsidiary is a participant and a related person has a direct or indirect interest. Pursuant to our policy, the following transactions are subject to standing pre-approval under the policy:
▪
Compensation. Any compensation (or benefit under an employee benefit plan) paid by the Company to an employee except where one employee is approving the compensation of another employee who is an immediate family member.

▪
Director compensation. Any compensation paid to a director if the compensation has been approved by the Board or a Committee of the Board.

▪
Certain transactions with other companies. Any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, or any combination of the foregoing, if the aggregate amount involved does not exceed the greater of $200,000 or 5% of that company’s total annual revenues. In such transactions, the Related Person’s interest is deemed not to be a direct or indirect material interest.

▪
Certain Company charitable contributions. Any charitable contribution, grant or endowment by the Company or, if applicable, the Company’s charitable foundation, charitable trust or similar affiliated charitable entity as may exist from time to time to a charitable organization, foundation or university at which a related person’s only relationship is as an employee (other than an executive officer), if the aggregate amount involved does not exceed the lesser of $200,000 or 5% of the charitable organization’s total annual receipts.

▪
Transactions where all stockholders receive proportional benefits. Any transaction where the related person’s interest arises solely from the ownership of a class of our equity securities and all holders of that class of our equity securities received the same benefit on a pro rata basis (e.g., dividends).

▪
Transactions involving another public company with a common institutional stockholder. Any transaction with (i) another publicly traded company where the related person’s interest arises solely from beneficial ownership of more than 5% of the Company’s common stock and ownership of a non-controlling interest in the other publicly traded company or (ii) a private company where the related person is an “institutional investor” as defined in FINRA Rule 2210(a)(4) and the related person’s interest arises solely from beneficial ownership of more than 5% of the Company’s common stock and ownership of a non-controlling interest in the other company.

Marvell Technology, Inc. 2025 Proxy Statement	52

ADDITIONAL INFORMATION
Future Stockholder Proposals and Nominations for the 2026 Annual Meeting
Under Rule 14a-8 of the Exchange Act, for a stockholder proposal to be considered for inclusion in the proxy statement for the 2026 Annual Meeting, we must have received the written proposal by such stockholder at the mailing address of our business offices set forth below no later than the close of business (6:00 p.m. Pacific Time) on January 2, 2026. Such proposals must comply with the other provisions of Rule 14a-8 and additional applicable SEC rules regarding the inclusion of stockholder proposals in company-sponsored proxy materials.
If you desire to bring a matter before an Annual Meeting and the proposal is submitted outside the process of Rule 14a-8, you may use the procedures set forth in the Bylaws to make a stockholder proposal, including director nominations, not intended to be included in our proxy statement under Rule 14a-8 so long as such proposal complies with the Bylaws. In accordance with our Bylaws, stockholder nominations and proposals may be voted on at an Annual Meeting only if such nominations and proposals are made pursuant to written notice timely given to our Secretary and accompanied by certain information. To be timely, a stockholder’s written notice must be received by us not less than 90 nor more than 120 days prior to the one-year anniversary of the date for our 2025 Annual Meeting. To comply with the Bylaws, a stockholder must provide appropriate notice to us no earlier than February 13, 2026 and no later than the close of business (6:00 p.m. Pacific Time) on March 15, 2026. The notice must contain the name and business background of any person being nominated by such stockholder as a director and all material information on any proposal, statement or resolution to be put to the meeting and details of the stockholder submitting the proposal, statement or resolution, as well as other information that may be specified by our Board and the Bylaws as then in effect. Our Board will review proposals from eligible stockholders which it receives by that date and will determine whether any such proposal has been received in accordance with the Bylaws and whether any such proposal will be acted upon at the Annual Meeting. In addition to satisfying the deadlines in the advance notice provisions of our Bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions for the 2026 Annual Meeting must provide the notice required under Rule 14a-19 to our Secretary no later than April 14, 2026.
Our Bylaws contain a proxy access provision, which allows a stockholder or group of up to 20 stockholders owning in aggregate three percent or more of our outstanding shares continuously for at least three years to nominate and include in our proxy materials director nominees constituting up to 20% of the number of directors in office (rounded down) or two nominees, whichever is greater, provided the stockholder(s) and nominee(s) satisfy the requirements in the Bylaws. If a stockholder or group of stockholders wishes to nominate one or more director candidates to be included in the Company’s proxy statement for the 2026 Annual Meeting pursuant to these proxy access provisions in Section 2.11 of our Bylaws, we must receive proper written notice of any such nomination no earlier than the close of business on January 1, 2026 (120 days from the anniversary of the date the proxy was first released to stockholders in connection with the 2025 Annual Meeting) and no later than the close of business on January 31, 2026 (90 days from the anniversary of the date the proxy was first released to stockholders in connection with the 2025 Annual Meeting). In each case, the notice must include information specified in our Bylaws, including information concerning the nominee or proposal, as the case may be, and information about the stockholder’s ownership of and agreements related to our shares.
If, however, the 2026 Annual Meeting is not within 30 days before or after the anniversary of this year’s Annual Meeting, we must receive such notice under both our advance notice and proxy access Bylaws not more than 120 days prior to such meeting and not less than 90 days prior to such meeting or 10 days following the public announcement of the meeting date.
We will not entertain any proposals or nominations at the 2026 Annual Meeting that do not meet the requirements set forth in Rule 14a-8 or our Bylaws, as applicable. We encourage stockholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination. All stockholder proposals or nominations pursuant to this section may be sent to our Chief Legal Officer and Secretary, Marvell Semiconductor, Inc., 5488 Marvell Lane, Santa Clara, California 95054.
Householding — Stockholders Sharing the Same Last Name and Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability of Proxy Materials (the “Notice”), unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees and also helps protect the environment.
We expect that a number of brokers with account holders who are our stockholders will be “householding” our annual report and proxy materials, including the Notice. A single Notice and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge Financial Solutions, either by calling 866-540-7095, or by writing to Broadridge Financial Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.
Upon written or oral request, we will promptly deliver a separate copy of the Notice and, if applicable, annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice and, if applicable, annual report and other proxy materials, you may write or call our Investor Relations department at 5488 Marvell Lane, Santa Clara, California, 95054, telephone number 408-222-0777.
Any stockholders who share the same address and currently receive multiple copies of our Notice or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding.

Marvell Technology, Inc. 2025 Proxy Statement	53

OTHER MATTERS
At the time of preparation of this proxy statement, we are not aware of any other matters to be brought before the Annual Meeting. However, if any other matters are properly presented for action, in the absence of instructions to the contrary, it is the intention of the persons named in the enclosed form of proxy to vote, or refrain from voting, in accordance with their respective best judgment on such matters.

Marvell Technology, Inc. 2025 Proxy Statement	54

QUESTIONS AND ANSWERS
ABOUT OUR ANNUAL MEETING
Q:
Why am I receiving these proxy materials?

A:
We have made these materials available to you on the Internet or, upon your request, have delivered printed versions of these materials to you by mail, in connection with our solicitation of proxies for use at the Annual Meeting to be held at 12:00 p.m. Eastern Time on Friday, June 13, 2025. These materials were first sent or given to stockholders on or about May 1, 2025. You are invited to attend the Annual Meeting virtually and are asked to vote on the proposals described in this proxy statement.

Q:
What is included in these proxy materials?

A:
These proxy materials include:

▪
The notice of the Annual Meeting,

▪
Our proxy statement for the Annual Meeting, and

▪
Our Annual Report for the fiscal year ended February 1, 2025.

If you requested printed versions of these materials by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting.
Q:
What proposals will be considered at the meeting?

A:
The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying notice of Annual Meeting and include:

1.
The election of eight (8) directors who will hold office until the earlier of the 2026 Annual Meeting or their resignation or removal;

2.
An advisory (non-binding) vote to approve the compensation of our named executive officers;

3.
To ratify the selection of Deloitte as the Company’s independent registered public accounting firm for its fiscal year ending January 31, 2026; and

4.
To consider and act on one stockholder proposal, entitled “Independent Board Chairman,” if properly presented at the Annual Meeting.

If any other matters properly come before the meeting or any adjournment or postponement thereof, the persons named in the proxy card will vote in their discretion the shares represented by all properly executed proxies.
Q:
How does our Board recommend that I vote on the proposals?

A:
At the Annual Meeting, our Board recommends our stockholders vote:

1.
FOR the election of the eight (8) director nominees listed in Proposal No. 1 (see Proposal No. 1);

2.
FOR the approval, on an advisory and non-binding basis, of named executive officer compensation (see Proposal No. 2);

3.
FOR the ratification of the selection of Deloitte as the Company’s independent registered public accounting firm for its fiscal year ending January 31, 2026. (see Proposal No. 3); and

4.
AGAINST the stockholder proposal, entitled “Independent Board Chairman” (see Proposal No. 4).

Q:
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of the proxy materials?

A:
The U.S. Securities and Exchange Commission (“SEC”) has adopted rules to allow companies to post proxy materials on the Internet and provide only a Notice of Internet Availability of Proxy Materials to stockholders. We have elected to provide access to our proxy materials primarily over the Internet. Accordingly, we are sending a Notice to most of our stockholders of record and beneficial owners. All stockholders receiving the Notice will have the ability to access the proxy materials over the Internet and request a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, the Notice contains instructions on how you may request access to proxy materials in printed form by mail or electronically on an ongoing basis. The Notice also instructs you how to submit your proxy electronically over the Internet or by mail.

Q:
How can I get electronic access to the proxy materials?

A:
The Notice will provide you with instructions regarding how to:

▪
View the proxy materials for the Annual Meeting on the Internet, and

▪
Instruct us to send future proxy materials to you by e-mail.

Our proxy materials are also available on the investor relations page of our website at www.marvell.com. None of the materials on our website other than the proxy materials are part of this proxy statement or incorporated by reference herein.
Choosing to receive future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our Annual Meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail

Marvell Technology, Inc. 2025 Proxy Statement	55

message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.
Q:
Who can vote?

A:
The Record Date for the Annual Meeting has been set as the close of business, 6:00 p.m. Pacific Time, on April 17, 2025. Only stockholders of record as of such date will be entitled to notice of and to vote at the meeting. On the Record Date, there were 863,830,607 shares of common stock issued and outstanding. Each issued and outstanding share is entitled to one vote on each director nominee and on each of the other proposals to be voted on at the meeting. Shares held as of the Record Date include shares that are held directly in your name as the stockholder of record and those shares held for you as a beneficial owner through a broker, bank, or other nominee.

Q:
What should I do now to vote?

A:
You may vote your shares either by voting online at the meeting or by submitting a completed proxy via the Internet, telephone or by mail before the meeting. After carefully reading and considering the information contained in this proxy statement, please follow the instructions as summarized below, depending on whether you hold shares directly in your name as stockholder of record or you are the beneficial owner of shares held through a broker, bank or other nominee. Most of our stockholders hold their shares through a broker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between the procedures for voting shares held of record and those owned beneficially.

Q:
If my shares are held in “street name” by my broker, bank, or other nominee, how do I vote my shares?

A:
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in “street name,” and the Notice will, subject to the terms made between you and the stockholder of record, be forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. To vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of submitting voting instructions over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on a voting instruction form.

If your shares are held in “street name” and your voting instruction form or Notice of Internet Availability indicates that you may vote those shares through the http://www.proxyvote.com website, then you may access, participate in, and vote at the Annual Meeting with the unique access code indicated on that voting instruction form or Notice of Internet Availability. Otherwise, you should contact your bank, broker, or other nominee (preferably at least 5 days before the annual meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.
Q:
If I am a stockholder of record, how do I vote my shares?

A:
If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC (our “Transfer Agent”), you are considered the stockholder of record with respect to those shares and the Notice was sent directly to you.

There are four ways to vote:
During the Annual Meeting
▪
Virtually. You may attend the Annual Meeting and vote using the virtual meeting platform.

In advance of the Annual Meeting
▪
By Telephone. You may submit your proxy by calling the toll-free number provided in the proxy card (which must be submitted by the deadline in the proxy card).

▪
Via the Internet. You may submit your proxy via the Internet by following the instructions provided in the Notice (which must be submitted by the deadline in the Notice).

▪
By Mail. If you request printed copies of the proxy materials by mail, you may submit your proxy by filling out the proxy card and sending it back in the envelope provided (which must be received before votes are cast at the Annual Meeting).

Please be aware that if you issue a proxy or give voting instructions over the Internet or by telephone, you may incur costs such as Internet access and telephone charges for which you will be responsible.
Q:
What happens if I do not cast a vote?

A:
Many of our stockholders hold their shares through a broker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Beneficial owners — If you hold your shares in “street name,” it is critical that you instruct your broker, bank or other nominee to cast your vote if you want it to count on all matters. The term “broker non-vote” refers to shares held by a broker or other nominee (for the benefit of its client) that are represented at the meeting, but with respect to which such broker, bank or nominee is not instructed to vote on a particular proposal and does not have discretionary authority to vote on that proposal. Brokers, banks, and nominees do not have discretionary voting authority on non-routine matters and accordingly may not vote on such matters absent instructions from you as the beneficial holder. Thus, if you hold your shares in “street name” and you do not instruct your broker, bank or other nominee on how to vote, brokers, banks, or other nominees are not permitted to vote on certain proposals and may elect not to vote on any of the proposals.
As a result, it is important to us that you affirmatively vote on all matters to ensure your shares are counted.

Marvell Technology, Inc. 2025 Proxy Statement	56

Stockholders of record — If you are a stockholder of record and you do not cast your vote or submit a proxy, no votes will be cast on your behalf on any of the items of business at the Annual Meeting. However, if you sign and return the proxy card with no further instructions, the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this proxy statement and, as the proxy holders, may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting. A stockholder may also abstain from voting on any proposal. An “abstention” occurs when a stockholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. Pursuant to our Bylaws, abstentions have the same effect as an “against” vote with respect to the approval of the named executive officer compensation program, the appointment of our independent registered accounting firm, and the stockholder proposal (Proposals No. 2, 3, and 4), and no effect on the outcome of director elections (Proposal No. 1).
Q:
How are votes counted?

A:
Each share held by a stockholder as of the Record Date is entitled to one vote. There is no cumulative voting in the election of directors.

All votes will be tabulated by the inspector of elections appointed for the meeting, who will count the votes, determine the existence of a quorum and the validity of proxies and ballots, and certify the results of the voting.
Q:
How can I change or revoke my proxy after I have submitted it?

A:
You may change or revoke your proxy at any time before it is voted at the Annual Meeting by (1) Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), (2) signing and returning a new proxy card with a later date, or (3) attending and voting at the virtual Annual Meeting. If you are a beneficial owner and submitted voting instructions to your broker, bank, or other nominee, please refer to the instructions provided by your broker, bank, or other nominee on how to change your vote.

Q:
What if other matters come up at the meeting?

A:
The matters described in this proxy statement are the only matters that we know of that will be voted on at the meeting. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy card will vote the shares represented by all properly executed proxies in their discretion.

Q:
Can I attend the Annual Meeting?

A:
The Annual Meeting will be held virtually via live audio-only webcast and you will not be able to attend in person. We have structured the Annual Meeting to provide substantially the same rights that stockholders would have at an in-person meeting. You will be able to vote your Marvell stock electronically via the Internet, submit questions online during the meeting and request the list of registered stockholders as of the Record Date by logging in to the website specified below using the unique control number included on your proxy card. If you were a stockholder at the close of business on the Record Date or you hold a valid legal proxy for the Annual Meeting, you may attend the Annual Meeting virtually.

Q:
How can I submit question at or prior to the Annual Meeting?

A:
If you wish to submit a question during the Annual Meeting, you may log into www.virtualshareholdermeeting.com/MRVL2025 and enter your unique control number provided in your Notice, on your proxy card, or on the instructions that accompanied your proxy materials and enter a question. We will answer questions and address comments relevant to meeting matters that comply with the meeting rules of conduct during the Annual Meeting, subject to time constraints. We will summarize multiple questions submitted on the same topic. We will try to respond to all appropriate questions during the meeting, as time permits.

If there are matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question posed was not otherwise answered, we provide an opportunity for stockholders to contact us separately after the Annual Meeting through the “Investor Relations” section of the Company’s website at https://investor.marvell.com.
Q:
What if I have technical difficulties or trouble accessing the virtual Annual Meeting?

A:
If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page. Technical support will be available starting at 11:30 a.m. Eastern Time and until the meeting has finished.

Q:
What quorum is required for action at the meeting?

A:
The presence of a majority of the voting power of the stock outstanding and entitled to vote at the meeting, present or represented by proxy, shall constitute a quorum for the transaction of business. Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business. In the event there are not sufficient shares present for a quorum at the time of the Annual Meeting, the meeting will stand adjourned as may be determined by our Board in accordance with the Bylaws to permit the further solicitation of proxies.

Q:
What vote is required to approve each proposal?

A:
Proposal No. 1: The nominees for director receiving the affirmative vote of at least a majority of the votes cast at the Annual Meeting will be elected as directors to serve until the next Annual Meeting. Abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on the outcome of this proposal.

Proposal No. 2: Our stockholders will have an advisory (non-binding) vote on named executive officer compensation as described in this proxy statement, which requires the affirmative vote of at least a majority of the voting power of the stock present or represented by

Marvell Technology, Inc. 2025 Proxy Statement	57

proxy and entitled to vote on the subject matter at the Annual Meeting to be approved. Abstentions will have the same effect as votes “against” the proposal, and broker non-votes will be entirely excluded from the vote and will have no effect on the outcome of this proposal. The vote is advisory and therefore not binding on our Board; however, our Board and the ECC will consider the result of the vote when making future decisions regarding our executive compensation policies and practices.
Proposal No. 3: Ratification of the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending January 31, 2026 requires the affirmative vote of at least a majority of the voting power of the stock present or represented by proxy and entitled to vote on the subject matter at the Annual Meeting to be approved. Abstentions will have the same effect as votes “against” the proposal, and because brokers will have discretionary authority to vote for the ratification of the appointment of the Company’s independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the shares, there will not be any broker non-votes with respect to this proposal.
Proposal No. 4: Stockholder proposal entitled “Independent Board Chairman” requires the affirmative vote of at least a majority of the voting power of the stock present or represented by proxy and entitled to vote on the subject matter at the Annual Meeting to be approved. Abstentions will have the same effect as votes “against” the proposal, and broker non-votes will be entirely excluded from the vote and will have no effect on the outcome of this proposal.
Q:
What does it mean if I receive more than one Notice or e-mail about the Internet availability of the proxy materials or more than one paper copy of the proxy materials?

A:
If you receive more than one Notice, more than one e-mail or more than one paper copy of the proxy materials, it means that you have multiple accounts with your brokers or the Transfer Agent. Please vote all of these shares. For all of your shares to be voted by proxy, you must complete, sign, date and return each proxy card and voting instruction card that you receive and do so for all shares represented by each Notice and e-mail that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those notices or e-mails). We encourage you to have all your shares registered in the same name and address. You may do this by contacting your broker or the Transfer Agent.

Q:
What is the contact information for our Transfer Agent?

A:
Contact information is as follows:

Equiniti Shareholder Services Call Center Toll Free: 800.937.5449 Local & International: 718-921-8124 Hours: 8:00 a.m. – 8:00 p.m. ET Monday to Friday	Equiniti Trust Company, LLC 48 Wall Street, Floor 23 New York, NY 10005 E-mail: HelpAST@Equiniti.com

Q:
Who is making and paying for this proxy solicitation?

A:
This proxy is solicited on behalf of our Board. We will pay the cost of distributing this proxy statement and related materials as well as the cost of soliciting proxies. We will also reimburse brokers, banks, and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of shares or other persons for whom they hold shares. We have retained Okapi Partners LLC to assist us in the solicitation of proxies and we have agreed to pay them a fee of approximately $18,000, plus reasonable expenses, for these services. In addition, to the extent necessary to ensure sufficient representation at the meeting, we may solicit the return of proxies by personal interview, mail, telephone, facsimile, Internet, or other means of electronic transmission. The extent to which this will be necessary depends upon how promptly proxies are returned. We urge you to send in your proxy without delay.

Q:
How can I find out the results of the voting at the Annual Meeting?

A:
We plan to announce preliminary voting results at the meeting. Final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days of the meeting. If the final voting results are not available within four business days after the meeting, we will provide the preliminary results in the Form 8-K and the final results in an amendment to the Form 8-K within four business days after the final voting results are known to us.

Q:
Who should I call if I have questions about the Annual Meeting?

A:
You should contact the following:

Ashish Saran
Sr. Vice President, Investor Relations
5488 Marvell Lane
Santa Clara, CA 95054
Phone: (408) 222-0777

Marvell Technology, Inc. 2025 Proxy Statement	58

ANNUAL REPORT ON FORM 10-K
YOU MAY OBTAIN, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED FEBRUARY 1, 2025, BY SENDING A WRITTEN REQUEST TO THE FOLLOWING ADDRESS: MARVELL SEMICONDUCTOR, INC., 5488 MARVELL LANE, SANTA CLARA, CALIFORNIA, 95054, ATTN: INVESTOR RELATIONS DEPARTMENT. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE AT WWW.MARVELL.COM.
BY ORDER OF THE BOARD OF DIRECTORS,
MATTHEW J. MURPHY
Chairman and CEO
May 1, 2025

Marvell Technology, Inc. 2025 Proxy Statement	59

5488 Marvell Lane
Santa Clara, CA 95054
www.marvell.com
Copyright © 2025 Marvell, All rights reserved

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV75134-P31227For Against AbstainFor Against Abstain! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !MARVELL TECHNOLOGY, INC.1000 N. WEST STREETSUITE 1200WILMINGTON, DE 19801Nominees:1. Election of Directors.MARVELL TECHNOLOGY, INC.The Board of Directors recommends you vote FOR thefollowing:2. An advisory (non-binding) vote to approve compensationof our named executive officers.3. To ratify the appointment of Deloitte and Touche LLP asour independent registered public accounting firm forthe fiscal year ending January 31, 2026.The Board of Directors recommends voting FOR proposals2 and 3, but recommends voting AGAINST proposal 4.NOTE: Such other business as may properly come before themeeting or any adjournment or postponement thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Jointowners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.1a. Sara Andrews1b. W. Tudor Brown1c. Brad W. Buss1d. Daniel Durn1e. Rebecca W. House1f. Marachel L. Knight1g. Matthew J. Murphy1h. Richard P. Wallace4. To consider and act on one stockholder proposal, entitled"Independent Board Chairman", if properly presented atthe Annual Meeting.! ! !SCAN TOVIEW MATERIALS & VOTE wVOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information.Vote by 11:59 p.m. Eastern Time on June 12, 2025. Have your proxy card in hand whenyou access the website and follow the instructions to obtain your records and to create anelectronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/MRVL2025You may attend the meeting via the Internet and vote during the meeting. Have the informationthat is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m.Eastern Time on June 12, 2025. Have your proxy card in hand when you call and then followthe instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.

V75135-P31227Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement, Stockholder Letter and Form 10-K are available at www.proxyvote.com.MARVELL TECHNOLOGY, INC.Annual Meeting of StockholdersJune 13, 2025 12:00 PM EDTThis proxy is solicited by the Board of DirectorsThe stockholder(s) hereby appoint(s) Willem Meintjes and Mark Casper, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Marvell Technology, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 PM, EDT on June 13, 2025, virtually at www.virtualshareholdermeeting.com/MRVL2025 and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations and in the discretion of the proxies with respect to such other business as may properly come before the meeting or any adjournment or postponement thereof. In the event that any of the nominees named on the reverse side of this form are unavailable for election or unable to serve, the shares represented by proxy may be voted for a substitute nominee selected by the Board of Directors.Continued and to be signed on reverse side